                                                                   Exhibit 10.41

                           UWSI/BCBSUW Hourly
                           Pension Plan


                           (As Amended and Restated
                           Effective January 1, 1997)

Contents




         Article 1. Definitions and Construction                               3
    1.1 Definitions                                                            3
    1.2 Construction                                                          10

         Article 2. Participation                                             11
    2.1 Eligibility                                                           11
    2.2 Cessation of Participation                                            11
    2.3 Participation Upon Reemployment                                       12
    2.4 Transfers                                                             13

         Article 3. Requirements For Retirement Benefits                      14
    3.1 Normal Retirement                                                     14
    3.2 Early Retirement                                                      14
    3.3 Disability Retirement                                                 14
    3.4 Deferred Vested Pension                                               16

         Article 4. Amount of Retirement Benefit                              17
    4.1 Normal Retirement Pension                                             17
    4.2 Early Retirement Pension                                              17
    4.3 Disability Retirement Pension                                         18
    4.4 Deferred Vested Pension                                               19
    4.5 Reserved                                                              19
    4.6 Maximum Pension                                                       19
    4.7 No Duplication of Benefits                                            20

         Article 5. Manner of Payment and Optional Benefits                   21
    5.1 Payment of Retirement Benefits                                        21
    5.2 Optional Forms of Retirement Benefit Payments                         21
    5.3 Election Procedures For Optional Retirement Benefits                  22
    5.4 Employment After Normal Retirement Date                               23
    5.5 Payment of Death Benefits                                             24
    5.6 Time of Distributions                                                 26
    5.7 Lump Sum Payment of Small Pensions                                    27
    5.8 Eligible Rollover Distributions                                       27



         Article 6. Year of Benefit Service; Year of Vesting Service          30
    6.1 Year of Benefit Service                                               30
    6.2 Year of Vesting Service                                               32

         Article 7. Plan Financing                                            33
    7.1 Contributions                                                         33
    7.2 Trust Fund                                                            33

         Article 8. Administration of the Plan                                34
    8.1 Plan Administrator                                                    34
    8.2 The Administrative Committee                                          34
    8.3 Employment of Services by the Committee                               35
    8.4 Expenses of Administration                                            35
    8.5 Acts of the Committee                                                 35
    8.6 Interpretations                                                       35
    8.7 Liability of the Committee                                            36
    8.8 Applicable Law                                                        36
    8.9 Plan Fiduciaries: Allocation of Responsibilities Among Them           36
    8.10 Reliance on Cofiduciaries                                            37
    8.11 Fiduciary Duties                                                     37
    8.12 Prohibited Transaction to be Avoided                                 38
    8.13 Records and Reports of the Plan Administrator                        38
    8.14 Data Supplied by Employer                                            38
    8.15 Partial Exculpation                                                  38
    8.16 Information Required of Participants                                 38
    8.17 Claims Procedure                                                     39
    8.18 Beneficiary Designations                                             40

         Article 9. Miscellaneous                                             42
    9.1 Nonguarantee of Employment                                            42
    9.2 Rights to Trust Fund Assets                                           42
    9.3 Nonalienation of Benefits                                             42
    9.4 Governing Law                                                         43
    9.5 Participant Information                                               43
    9.6 Payments Pursuant to a Qualified Domestic Relations Order             43




         Article 10. Amendments and Actions by the Employer                   46
    10.1 Amendments                                                           46
    10.2 Limitation on Amendments                                             46
    10.3 Action by Employer                                                   47

         Article 11. Successor Employer and Merger or Consolidation of Plans  48
    11.1 Successor Employer                                                   48
    11.2 Plan Assets                                                          48

         Article 12. Temporary Restrictions on Benefits                       49
    12.1 Temporary Limitation on Benefits of Restricted Participants          49

         Article 13. Plan Termination                                         50
    13.1 Termination                                                          50
    13.2 Distribution on Termination and Partial Termination                  51
    13.3 Manner of Distribution                                               51
    13.4 Residual Amounts                                                     51
    13.5 Effect of Bankruptcy and Other Contingencies Affecting an Employer   52

         Article 14. Top-Heavy Provisions                                     53
    14.1 Top-Heavy Provisions                                                 53
    14.2 Top-Heavy Plan Definitions                                           53
    14.3 Minimum Vesting Requirements                                         56
    14.4 Minimum Benefits                                                     56
    14.5 Additional Accruals                                                  57
    14.6 Adjustment to Overall IRC Section 415 Limitations                    58

         Article 15. Cash Balance Provisions Relating to Nonunion Hourly
         Employees                                                            59
    15.1 Introduction                                                         59
    15.2 Definitions                                                          59
    15.3 Requirements for Retirement Benefits                                 62
    15.4 Normal Retirement Pension                                            63
    15.5 Amount and Manner of Payment; Optional Benefits                      67
    15.6 Year of Vesting Service                                              74


         Schedule A. Actuarial Assumptions                                    77

         Schedule B. Participating Employers                                  78

         Schedule C. Excluded Employee Groups                                 80

         Special Benefit Schedule No. 1                                       81

         Special Benefit Schedule No. 2                                       82

         Special Benefit Schedule No. 3                                       83

         Special Benefit Schedule No. 4                                       84

         Special Benefit Schedule No. 5                                       86

         Special Benefit Schedule No. 6                                       88


Introduction


The UWSI/BCBSUW Hourly Pension Plan (formerly called the "Blue Cross & Blue Shield United of Wisconsin Hourly Employees Retirement Plan") is hereby amended and restated effective January 1, 1997 (unless stated to the contrary) in order to adopt a cash balance formula affecting those hourly employees whose retirement benefits are not subject to collective bargaining ("Nonunion Hourly Employees").

It is intended that the Plan, as herein amended and restated, will continue to comply with the requirements of the Employee Retirement Income Security Act of 1974 ("ERISA") and will continue to qualify under the Internal Revenue Code of 1986 ("Code") and any later amendments to either ERISA or the Code.

Notwithstanding any provisions in this Plan to the contrary, the rights and benefits, if any, provided to Participants whose termination of employment occurred prior to January 1, 1997 (except as specifically provided herein) shall be paid pursuant to the terms of the Plan in effect prior to that date.

The Plan provides for a uniform body of provisions found in Article 1 (if applicable), 2, 3 (Sections 3.1 and 3.3 only), 5 (Section 5.6, 5.7, and 5.8 only), 7, 8, 9, 10, 11, 12, 13, and 14 that are applicable to all Participants in the Plan, except as specified in Article 15 of the Plan. Article 15 describes the retirement benefits provided to Nonunion Hourly Employees.

The following chart summarizes the principal changes or additions made to Plan provisions since January 1, 1991, along with the applicable effective dates:

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

Effective Date           Summary of Plan Provision

1/1/91            Plan now pays LTD benefits (see Section 4.3 of the Plan).

1/1/93            Withholding requirements added (see Section 5.8 of the Plan).


7/1/94 Increased dollar multiplier to $23 for years of service credited to Participant 1/1/90 and later (see Section 4.1 of the Plan).

7/1/94 Revises description of Benefit Service to include a Participant's unused credit sick time in year of retirement
                  (see Section 6.1 of the Plan).

7/1/94 Revises Hours of Service definition to include any hours a Participant spends as a union representative or performing union business while employed by an Employer since 1/1/90 (see
                  Section 1.1(r) of the Plan).


1/1/97            Adopts a cash balance formula affecting benefits of Nonunion
                  Hourly Employees participating in the Plan (see Article 15 of the Plan).


Article 1. Definitions and Construction



1.1      Definitions
Where the following words and phrases appear in this Plan, they shall have the respective meanings set forth below, unless otherwise provided for in Article 15 or the context clearly indicates to the contrary:

(a) Accrued Benefit. The amount determined in accordance with Section 4.1 or Section 15.4, whichever is applicable, for Retirement at the Normal Retirement Date.

(b) Actuarial (or Actuarially) Equivalent. A benefit or amount that replaces another and has the same value as the benefit or amount it replaces, based on actuarial assumptions as set forth in Schedule A to this Plan or in Section 15.2(a), whichever is applicable.

(c) Actuary. The individual actuary who is an enrolled actuary under ERISA or firm of actuaries employing an enrolled actuary selected by the Employer and approved by the Administrator, to provide actuarial services in connection with the administration of the Plan.

(d)       Administrative Committee or Committee. The Committee as described in
          Article 8.

(e) Administrative Delegate. One or more persons or institutions to whom the Administrative Committee has delegated certain administrative functions pursuant to a written agreement.

(f) Beneficiary. A person or persons (natural or otherwise) designated by a Participant to receive any death benefits which shall be payable under this Plan.

(g)       Claimant. Any individual who has made a claim as provided in Section
          8.17.

(h)       Code. The Internal Revenue Code of 1986, as amended.

(i) Company. United Wisconsin Services, Inc. and Blue Cross & Blue Shield United of Wisconsin.

(j) Contingent Annuitant. The surviving spouse of a Participant who is eligible for either a Qualified Joint and 50% Survivor Annuity, a Joint and 66-2/3% Survivor Annuity, or the Qualified Preretirement Survivor Annuity.

(k) Early Retirement Date. The first day of the month coincident with or next following the date on which the Participant has attained age 60 and has completed 15 years of Vesting Service, provided he has terminated employment.

(l) Earnings. A Participant's total regular wages from an Employer, including shift differential and any short-term disability payments from the Employer's disability plan that are made to the Participant for the calendar year, excluding overtime and any other form of special compensation paid or deferred; provided, however, if the Participant is granted a leave with no pay or reduced pay for a continuous period of more than 30 days, his Earnings shall be computed as if he had received his full basic compensation during the period of such leave, as determined by his Employer.

          Earnings in excess of $150,000 (or such other amount as may be determined by the Secretary of the Treasury in accordance with Section 401(a)(17) of the Code to reflect increases in cost-of-living) for any calendar year shall not be taken into account.

(m) Effective Date. The Effective Date of this amended and restated Plan is January 1, 1997.

(n) Employee. A person who, on or after the Effective Date, is actively employed as a hourly employee by an Employer which participates in this Plan (as set forth in Schedule B to this Plan), is not in a group of employees specifically excluded from participating in the Plan (as set forth in Schedule C to this Plan), and is receiving remuneration for personal services rendered to such Employers (or would be receiving such remuneration except for an authorized leave of absence). The term "Employee" shall not include a "Leased Employee" as defined in Section 414(n) of the Code, except to the extent required by law.

          Notwithstanding anything in this Plan to the contrary, persons who are classified by an Employer as independent contractors shall not be considered Employees eligible to participate in the Plan.

(o) Employer. Employers which are participating in this Plan as set forth in Schedule B to this Plan. Any Employers not included in Schedule B shall be deemed nonparticipating Employers in this Plan.



          For purposes of calculating the maximum benefit payable under Section 4.6, determining when a One-Year Break in Service has occurred under
          Section 1.1(w) or 15.2(j), determining a Participant's rights upon an employment transfer under Sections 2.4, 4.5, or 15.4(n), determining whether an Employee has completed the service eligibility requirement under Section 2.1, and determining Years of Vesting Service under
          Section 6.2 or 15.6(a), the term "Employer" shall, to the extent required by applicable law, include--

          (1) any corporation other than the Company or an Employer, i.e., either a subsidiary corporation of an affiliated or associated corporation of the Company or an Employer, which together with the Company or an Employer is a member of a "controlled group" of corporations (as defined in Code Section 414(b));

          (2) any organization which together with the Company or an Employer is under "common control" (as defined in Code Section 414(c));

          (3) any organization which together with the Company or an Employer is an "affiliated service group" (as defined in Code Section 414(m)); or

          (4) any other entity required to be aggregated with the Company or an Employer pursuant to regulations under Code Section 414(o).



                  Notwithstanding the foregoing, the term Employer may, in the discretion of the Committee, be defined to include an entity described in paragraphs (1) through (4) above for any purpose under the Plan.

(p) Employment Commencement Date. The date a Employee first performs an Hour of Service.

(q) ERISA. Public Law No. 93-406, the Employee Retirement Income Security Act of 1974, as amended from time to time.

(r)       Hours of Service.

          (1) An Hour of Service is each hour for which an Employee is paid, or entitled to payment, for the performance of duties for the Employer during the applicable computation period.

         (2) An Hour of Service is each hour for which an Employee is paid, or entitled to payment, by the Employer on account of a period of time during which no duties are performed (irrespective of whether the employment relationship has terminated) due to vacation, holiday, personal day, illness, incapacity (including disability), layoff, Jury duty, military duty, or leave of absence. Notwithstanding the preceding sentence:

                  (A) An hour for which an Employee is directly or indirectly paid, or entitled to payment, on account of a period during which no duties are performed shall not be credited to the Employee if such payment is made or due under a plan maintained solely for the purpose of complying with applicable workers' compensation or unemployment compensation or disability insurance laws; and

                  (B) Hours of Service shall not be credited for a payment which solely reimburses an Employee for medical or medically-related expenses incurred by the Employee; and



                           For purposes of this subsection (2)(B), a payment shall be deemed to be made by or due from the Employer regardless of whether such payment is made by or due from the Employer directly, or indirectly, through, among others, a trust fund or insurer, to which the Employer contributes or pays premiums and regardless of whether contributions made or due to the trust fund, insurer or other entity are for the benefit of particular Employees or on behalf of a group of Employees in the aggregate.

                  (C) Each hour for which back pay, irrespective of mitigation of damages, is either awarded or agreed to by the Employer. The same Hours of Service shall not be credited both under subparagraph (A) or (B) of this subsection, as the case may be, and under this subparagraph (C). These hours shall be credited to the Employee for the computation period or periods to which the award or agreement pertains rather than the computation period in which the award, agreement or payment is made.

                  (D) Hours of Service for reasons other than performance of duties shall be determined and Hours of Service shall be credited to computation periods in accordance with Department of Labor Regulations
                           Section 2530.200b-2(b) and (c).

                  (E) Each hour that the Employee served since January 1, 1990 or will serve as a union representative while employed by an Employer, or each hour that the Employee performed since January 1, 1990 or will perform administrative duties for the union in an official capacity while employed by an Employer shall be included as an Hour of Service.

                  For purpose of determining the Hours of Service which must be credited to an Employee for a computation period, Hours of Service shall be determined from records of hours worked and hours for which payment is made if due.

(s) Nonunion Hourly Employee. An hourly employee whose retirement benefits are not subject to collective bargaining.

(t) Normal Form. The Normal Form of benefit at retirement under this Plan is a Life with Ten Years Certain Annuity (as described in Article 5) or a Life Annuity (as described in Article 15), whichever is applicable.

(u) Normal Retirement Age. A Participant's Normal Retirement Age under this Plan is age 65.

(v) Normal Retirement Date. The first day of the calendar month coincident with or immediately following the Participant's 65th birthday.

(w) One-Year Break in Service. A One-Year Break in Service means a Plan Year in which an Employee (or former Employee) is not credited with more than 500 Hours of Service. For purposes of determining whether there has been a Break in Service, an Employee shall be credited with Hours of Service for the period during which he or she is on Parental Leave as follows:

          (1) the Employee shall be credited with the number of Hours of Service he or she would normally be credited with but for the absence (or if the Employee's normal Hours of Service cannot be determined, eight Hours of Service for each day of the absence),

          (2) the total number of Hours of service credited for the absence shall not exceed 501, and

          (3) the Hours of Service credited for the absence shall be credited to the Plan Year in which the absence begins if the Employee would be prevented from incurring a Break In Service in that Plan Year solely because of the crediting of Hours of Service in accordance with clauses (1) and (2) of this definition, or in any other case, the immediately following Plan Year.

(x) Parental Leave. An Employee's leave of absence from employment with the Employer because of pregnancy, birth of the Employee's child, placement of a child with the Employee in connection with adoption of the child or caring for a child immediately following birth or adoption. The Employer shall determine the first and last day of any Parental Leave.

(y) Participant. An Employee participating in the Plan in accordance with the provisions in Section 2.1.

(z) Pension. A series of monthly amounts which are payable to a person who is entitled to receive benefits under the Plan.

(aa) Plan. UWSI/BCBSUW Hourly Pension Plan, the Plan as set forth herein, as amended from time to time.

(bb) Plan Administrator. The Company, within the meaning of ERISA. The Plan Administrator shall have duties and responsibilities under the Plan as described in Article 8.

(cc) Plan Year. The term "Plan Year" means the 12-month period commencing January 1 and ending on December 31.

(dd) Predecessor Plan. The retirement plan of the Employer before the Effective Date, as explained in the Introduction.

(ee)      Preretirement Death Benefit. The death benefits payable under Section
          5.5 or Section 15.5(f), whichever is applicable, to the Beneficiary of a Participant who dies before his annuity starting date.

(ff) Qualified Preretirement Survivor Annuity. A survivor annuity for the life of the Participant's spouse. Each payment under the survivor annuity must not be less than the payment that would have been made to the spouse.

          (1) in the case of a Participant who dies after his earliest retirement date, under the survivor annuity the Participant's spouse would have received if the Participant had terminated employment or retired on the day before his or her death and received distribution of benefits in the form of an immediate Joint and 50% Survivor Annuity, or

          (2) in the case of a Participant who dies on or before his earliest retirement date, under the survivor annuity the Participant's spouse would have received if the Participant had terminated employment on the day of his or her death, survived to his earliest Retirement Date, received distribution of benefits in the form of a Joint and 50% Survivor Annuity on his earliest Retirement Date and died on the day after his earliest Retirement Date.

(gg) Reemployment Commencement Date. The first day an Employee is credited with an Hour of Service for performing duties following his return to employment with the Employer.

(hh) Retirement. Termination of employment with the Employer for reason other than death after a Participant has fulfilled all requirements for a Normal, Early or Disability Retirement Pension. Retirement shall be considered as commencing on the day immediately following a Participant's last day of employment.

(ii) Service. The period of a Participant's employment considered in the determination of his eligibility to participate in the Plan, eligibility for benefits and amount of benefits payable under the Plan in accordance with Article 6 or Article 15, whichever is applicable.

(jj) Special Benefit Schedule. A set of supplementary Plan provisions adopted by the Administrative Committee setting forth any special Plan provisions in effect for a specific Employer or group of Employees covered by the Plan. If any provisions contained in a Special Benefit Schedule conflict with the remaining provisions of the Plan, the Special

          Benefit Schedule shall govern. The existence of Special Benefit Schedules shall not be construed as the creation of different plans for purposes of the Code or ERISA.

(kk) Trust. The Blue Cross & Blue Shield United of Wisconsin Master Trust maintained in accordance with the terms of the Trust Agreement as from time to time amended, which constitutes part of this Plan. The term "Trust" shall also refer to any custodial account established pursuant to a custodial agreement entered into between the Company and an authorized custodian.

(ll) Trust Agreement. The agreement which provides for the continuation of the Trust, as that agreement may from time to time be amended or supplemented.

(mm) Trust Fund. All cash, securities and other property arising from contributions under this Plan and the Predecessor Plan received by the Trustee, all increments thereto, and receipts from any other sources whatsoever.

(nn)      Trustee. The trustee from time to time acting under the Trust
          Agreement.

(oo) Year of Service. A Plan Year for which an Employee has been credited with at least 1,000 Hours of Service.



1.2      Construction
The masculine gender, where appearing in the Plan, shall be deemed to include the feminine gender, and the singular may include the plural, unless the context clearly indicates to the contrary. The words "hereof", "herein", "hereunder" and other similar compounds of the word "here" shall mean and refer to the entire Plan, not to any particular provision or Section.



"The words "terminate," "terminated," "termination of employment," "retire," "retired," or "retirement" shall be interpreted to mean the termination of employment or retirement of the Participant from employment with all participating Employers and nonparticipating Employers."

Article 2. Participation



2.1 Eligibility

(a) Any Employee on December 31, 1996, who was a Participant in the Plan on December 31, 1996 shall continue to participate under this Plan on January 1, 1997.

(b) Any other Employee who was not a Participant under the Predecessor Plan as of December 31, 1996 shall participate in this Plan on the first day of the month coincident with or next following the first anniversary of his date of hire, provided the Employee has been credited with at least 1,000 Hours of Service. If an Employee does not complete 1,000 Hours of Service in the 12-month period commencing with the Employee's first Hour of Service, he shall become a Participant on the first day of the Plan Year following the Plan Year in which he has been credited with at least 1,000 Hours of Service.

(c) An Employee on leave for service in the Armed Forces of the United States will be considered an Employee on a leave of absence for purposes of Plan participation and will continue to participate in the Plan during such leave.

2.2 Cessation of Participation

An Employee will cease to be a Participant on the earlier of the following:

(a)       the date of his death,


(b) the date he receives a single sum distribution which is in lieu of all his benefits under the Plan if his Accrued Benefit were 100% vested,

(c) the earlier of the date an Employee incurs a One-Year Break in Service or the date he is deemed to receive a lump sum distribution of his Accrued Benefit, if such Accrued Benefit were 0% vested, or

(d) the date on which he is transferred from a position with the Employer in which he was eligible to participate in the Plan to a position in which he is excluded from participation.



2.3 Participation Upon Reemployment

(a) Subject to Section 2.3(b), if a rehired Employee satisfies the requirements of Section 2.1 as of the date he is reemployed by an Employer, the rehired Employee shall again become a Participant as of that day. If the rehired Employee has not satisfied the requirements of Section 2.1 as of the day he or she is reemployed, the rehired Employee shall become a Participant in accordance with Section 2.1.

(b) If the rehired Employee incurred a One-Year Break in Service before his reemployment. The rehired Employee shall not become a Participant as provided in Section 2.3(a) until (1) the first day of the month following the anniversary at his date of rehire, provided he is credited with at least 1,000 Hours of Service for the 12-month period commencing with his first Hour of Service after reemployment or (2) the first day of the Plan Year after which he has been credited with at least 1,000 Hours of Service for any Plan Year commencing after that first Hour of Service.

(c) In determining whether a rehired Employee has satisfied the requirements of Section 2.1 as of the day the rehired Employee is reemployed, if the rehired Employee has no vested Accrued Benefit and has a number of consecutive One-Year Breaks in Service equal to (or greater than) the greater of five and the number of his or her previous Years of Service (excluding Years of Service previously disregarded under this Section 2.3(c)), the rehired Employee's previous service as an Employee shall be disregarded for purposes of determining when he again becomes a Participant. for purposes of determining Years of Service under this Section 2.3(c), any Employee who is credited with at least 1,000 Hours of Service in both the 12-month period commencing with his first Hour of Service and the first Plan Year beginning after his first Hour of Service shall be credited with two Years of Service.

2.4 Transfers

If an Employee is transferred from a position with the Employer in which he was excluded from participation in tile Plan to a position in which he is not so excluded, he shall be eligible to participate under the Plan as of the first day of the month coincident with or next following such transfer, provided he has first met the requirements of Section 2.1.

Article 3. Requirements For Retirement Benefits



3.1 Normal Retirement

A Participant shall be eligible for a Normal Retirement Pension if his employment is terminated on or after his 65th birthday. Payment of a Normal Retirement Pension shall commence as of the first day of the calendar month coincident with or next following the date of Retirement.



3.2 Early Retirement

A Participant shall be eligible for an Early Retirement Pension if his employment is terminated on or after his 60th birthday and after he has completed 15 or more Years of Vesting Service. Payment of an Early Retirement Pension shall commence as of the Participant's Normal Retirement Date. However, a retired Participant who is eligible for an Early Retirement Pension may request the commencement of the Participant's Early Retirement Pension as of the first day of any calendar month following the Participant's early retirement but before the Participant's Normal Retirement Date.



3.3 Disability Retirement

An Employee shall be eligible for a Disability Retirement Pension if, after completing the requirements for participation, outlined in Article 2, and one hundred and fifty (150) days of continuous full-time employment, such Employee's employment is terminated by disability which causes his complete inability, due to injury and/or illness, and based upon objective medical documentation, to perform with reasonable continuity any of the material and substantial duties of his regular occupation during the elimination period of one hundred and fifty
(150) days and the first 24 months of each benefit period; and thereafter, such duties of any occupation for which the Employee may be or become qualified by reason of education and/or training and/or experience. Payment of the monthly Disability Retirement Pension shall commence as of the end of the elimination period, provided the Employee is under the regular care and treatment of a physician.

Such payments shall continue until the earliest to occur of the following:
(a)       the date the Employee ceases to be totally disabled; or

(b) the date the Employee is no longer under the regular care and treatment of a physician for the disabling condition; or

(c) the date the Employee returns to active work, unless such active work is part of an approved program of rehabilitation; or

(d)       the date the Employee dies; or

(e) the date the maximum benefit period has been paid according to the Employer's insurance policy schedule; or

(f) the date the Employee fails to provide adequate proof of total disability or fails to agree to an independent medical exam; or

(g) the date the Employee is determined not to be totally disabled based on the objective medical findings of an independent medical exam; or

(h) the date the Employee is determined not to be totally disabled based on the review of the objective medical findings by a medical case examiner; or

(i)       the date the Employee fails to cooperate in rehabilitation; or

(j) the Employee's attainment of age 65, if the Employee became disabled prior to age 60; or

(k) the date on which the Employee has received disability retirement benefits for a period of five years, if the Employee became disabled after the attainment of age 60, but before the attainment of age 69; or

(l) the date on which the Employee has received disability retirement benefits for a period of one year, if the Employee became disabled after attainment of age 69.

3.4 Deferred Vested Pension

A Participant shall be eligible for a Deferred Vested Pension in accordance with the provisions of Section 4.4 if his employment is terminated with the Employer before death or Retirement after he has completed at least 5 Years of Vesting Service (as set forth in Section 6.2). Payment of a Deferred Vested Pension shall commence as of the Participant's Normal Retirement Date. However, a retired Participant who is eligible for a Deferred Vested Pension may request the commencement of a reduced amount as of the first day of any calendar month coinciding with or next following the date he satisfies the requirements for an Early Retirement Pension under Section 3.2 and prior to his Normal Retirement Date.



Notwithstanding the above, a Participant's right to his Accrued Benefit will be nonforfeitable upon his attainment of Normal Retirement Age.

Article 4. Amount of Retirement Benefit



4.1 Normal Retirement Pension

Subject to the provisions of Section 4.6, the monthly Normal Retirement Pension payable in the Normal Form shall be an amount equal to:

(a) an amount equal to the Participant's accrued benefit as of December 31, 1989 calculated in accordance with the provisions of the Plan as of that date plus

(b) for retirements prior to July 1, 1994, an amount equal to $21.00 times the Participant's Years of Benefit Service (as set forth in Section 6.1) not in excess of thirty, less the Years of Benefit Service credited prior to January 1, 1990.

(c) for retirements on or after July 1, 1994, an amount equal to $23.00 times the Participant's Years of Benefit Service (as set forth in Section 6.1) not in excess of thirty, less the Years of Benefit Service credited prior to January 1, 1990.

If a Participant retires subsequent to his Normal Retirement Date, his Pension shall be equal to the Pension to which he is entitled under this Section upon his actual Retirement, taking into account the Participant's Years of Benefit Service earned as of his actual Retirement.



4.2 Early Retirement Pension

Subject to the provisions of Section 4.6, a Participant's retirement benefit on his Early Retirement Date will be equal to his Accrued Benefit on his Early Retirement Date, reduced as follows for each full month that the commencement date of the Pension precedes the Participant's Normal Retirement Date:

(a)       .25 of 1% for the first 36 months, and

(b)       2/3 of 1% for each month in excess of 36 months.

4.3 Disability Retirement Pension

Subject to the provisions of Section 4.6, the amount of the monthly Disability Retirement Pension shall be equal to fifty percent (50%) of the Employee's average monthly salary, but not less than fifty dollars ($50.00) per month. For purposes of this Section 4.3, the term "average monthly salary" shall mean the Employee's monthly rate of compensation in effect at the date of the Employee's disability, excluding overtime pay, commissions, bonuses and other extra compensation.



Notwithstanding the preceding, in no event shall an Employee's benefit under this Section exceed the benefit he would be entitled to receive under Section
4.1 or 15.4, whichever is applicable, if he terminated employment as of his Normal Retirement Date.



The monthly benefit amount for which an Employee is eligible will be reduced equally by the amount of any payment the, Employee may either be entitled to, whether applied for or not, or receive from any of the sources listed below:

(a) primary Social Security benefits under the Federal Social Security Act or similar statute of any state or country; or

(b) family Social Security benefits under the Federal Social Security Act or similar statute of any state or country; or

(c)       any workers' compensation act; or

(d)       any Employer liability law; or

(e)       any occupational disease law; or

(f)       any state or federally sponsored disability or retirement plan; or

(g) any Employer or policyholder sponsored salary continuation plan or sick leave pay plan; or

(h) any Employer or policyholder sponsored disability plan under a group master policy, other than the Employer sponsored plan designed to provide disability benefits that would be payable by this Plan except for the limitations of Section 411(a)(9), of the Code; or

(i)       any retirement benefits payable under Sections 4.1, 4.2, or 15.4; or

(j)       any Veteran's Administration disability plan; or

(k) any disability benefit payable under any no fault insurance plan provided, however, that the payment received from any such source, exclusive of retirement benefits, are payable as a result of the total disability for which a benefit is payable under this Plan.



4.4 Deferred Vested Pension

Subject to the provisions of Section 4.6, the amount of a Participant's Deferred Vested Pension payable in the Normal Form, commencing as of his Normal Retirement Date, shall be equal to his Accrued Benefit, determined as of the date he terminated employment with the Employer.



If payment of a Deferred Vested Pension commences prior to the Participant's Normal Retirement Date, the amount of the Pension otherwise payable at Normal Retirement Date shall be reduced by .5 of 1% for each full month by which the benefit commencement date precedes the Normal Retirement Date.



4.5 Reserved.

4.6 Maximum Pension

Notwithstanding any provisions of the Plan to the contrary, in no event shall the amount of a benefit payable to a Participant (or the spouse of a deceased Participant) each year together with any and all other benefits which are paid to him under any other qualified plan exceed the maximum benefits that are payable pursuant to Sections 415(b) and (e) of the Code and regulations thereunder.



If a Participant is also a participant in a defined contribution plan maintained by the Employer, then the benefits under this Plan shall be reduced to the extent required to satisfy the limitation contained in Section 415(e) of the Code.

4.7 No Duplication of Benefits

(a) Application by a Participant, spouse or Beneficiary for a Plan benefit for which he is eligible will prevent such person from becoming simultaneously eligible for any other Plan benefit.

(b) Any retirement benefit payable to a person under the Plan shall be reduced by any other retirement benefit payable to such person under any other qualified defined benefit retirement plan (except Social Security to which contributions have been made on behalf of the Participant) to the extent that such other retirement plan benefit is based on Benefit Service used in computing such retirement benefit payable under the Plan.

Article 5. Manner of Payment and Optional Benefits



5.1 Payment of Retirement Benefits

If a Participant does not have a spouse at the time of the commencement of payment of a Normal, Early, or Deferred Vested Pension, he will receive the value of his vested Accrued Benefit in the form of a Life with Ten Years Certain Annuity, as described in Section 5.2(b) below, unless he elects an optional form of benefits under Section 5.2.



If a Participant is married as of the date his benefits commence, he shall receive the value of his vested Accrued Benefit in the form of a Qualified Joint and 50% Survivor Annuity, as described in Section 5.2(d) below, unless he elects an optional form of benefits under Section 5.2, in accordance with the provisions of Section 5.3.



5.2 Optional Forms of Retirement Benefit Payments

Subject to the written election procedures described below, a Participant may receive his Normal, Early, or Deferred Vested Pension under any of the following optional methods:

(a) Life Only Annuity. This optional form provides a monthly annuity for the Participant's lifetime, with no further benefits being paid upon his death. Each payment to a Participant under this option will be equal to the otherwise payable benefit, increased by 6%.

(b) Life With Ten Years Certain Annuity. This optional form provides a monthly annuity for the lifetime of the Participant, and if the Participant's death occurs within a period of 10 years after the commencement date of his benefits, payment of the benefits will be continued in an amount equal to 70% of the original amount to the beneficiary or beneficiaries designated by the Participant for the balance of the 10-year period.

(c) Joint And Survivor Annuity. This optional form provides a reduced monthly annuity for the lifetime of the Participant and, upon his death, a percentage of 66-2/3% of such annuity will continue for the lifetime of his spouse. If the Participant and his spouse were born in the same calendar year, the reduced benefit payable to the Participant shall be 90% of the benefit otherwise payable. The 90% factor will be increased or decreased by 7/10 of 1% for each full year that the date of birth of the spouse precedes or Follows the Participant's date of birth, provided the adjusted benefit payable to the Participant shall not exceed the benefit otherwise payable.

(d) Qualified Joint and 50% Survivor Annuity. This form of payment is an annuity for the life of a Participant with a survivor annuity for the life of the Participant's spouse where the survivor annuity is 50% of the amount of the annuity payable during the joint lives of the Participant and the Participant's spouse and shall be 93% of the benefit otherwise payable, if the Participant and his spouse were born in the same calendar year. The 93% factor will be increased or decreased by 6/10 of 1% for each full year that the date of birth of the spouse precedes or follows the Participant's date of birth, provided the adjusted benefit payable to the Participant shall not exceed the benefit otherwise payable.



5.3 Election Procedures For Optional Retirement Benefits

In lieu of receiving benefits in the form of a Life with Ten Years Certain Annuity or a Qualified Joint and 50% Survivor Annuity, the Participant may make an election to receive benefits in an optional form described in Section 5.2. However, such an election must be made in writing by the Participant during the election period. If he is married, the election must be consented to by the Participant's spouse and must meet the following requirements:

(a) The spouse's consent must acknowledge the effect of such election and be witnessed by a Plan representative or a notary public. Such consent will not be required if it is established to the Plan Administrator that the required consent cannot be obtained because there is no spouse, the spouse cannot be located, or other circumstances that may be prescribed by Treasury regulations. The election may be revoked by the Participant in writing without the consent of the spouse at any time during the election period described in subparagraph (b) below. Any new election midst comply with the requirements of this subparagraph (a). A former spouse's waiver shall not be binding on a new spouse.

(b) The election period to waive the Qualified Joint and Survivor Annuity shall be the 90-day period, the last day of which is the "annuity starting date". For purposes of this Section, "annuity starting date" means the first day of the first period for which an amount is received as an annuity. Any elections may not be changed after the Participant's annuity starting date.

(c) A Participant's failure to waive the Qualified Joint and 50% Survivor Annuity. will not result in a decrease in any Plan accrued benefit with respect to such Participant.



5.4 Employment After Normal Retirement Date

Subject to the provisions of Section 5.6, payment of the Pension of a Participant who either (a) becomes reemployed after his annuity starting date or
(b) remains in employment after his Normal Retirement Date shall be suspended during each calendar month of the Participant's reemployment or continued employment during which the Participant is credited with at least 40 Hours of Service. In the case of a Participant who becomes reemployed after his annuity starting date, upon his ceasing to be employed on the basis described in the previous sentence he shall be entitled to resume receiving distribution of his Pension in accordance with the following rules: (a) payments shall resume no later than the third calendar month after the calendar month in which the Participant ceases to be so employed provided the Participant has notified the Employer of the cessation, (b) payment shall be retroactive to the day the Participant ceased such employment, (c) payment shall be in the same form as before the suspension, and (d) the pension payable upon his subsequent retirement shall be reduced by the Actuarial Equivalent of previous pension payments received prior to Normal Retirement Date. The Plan Administrator shall notify any Participant who is affected by this Section 5.4 in accordance with the notification requirements of Department of Labor Regulations Section 2530.203-3(b)(4).

5.5 Payment of Death Benefits

(a)       Preretirement Death Benefit.

          (1) In the event of the death of a Participant on or after the date he has attained the age of thirty (30) years and completed five
                 (5) Years of Vesting Service or completed ten (10) Years of Vesting Service (regardless of age), his beneficiary shall be eligible to receive a death benefit as described in paragraph
                 (2).

          (2) If the Participant would have accrued at least twenty (20) Years of Vesting Service had he remained in the service of the Employer until his Normal. Retirement Date, the amount of such death benefit shall be equivalent to a single sure equal to the excess of:

                 (A) 36 times the Participant's monthly Earnings (as defined at Section 1.1(l)) as of October 1 of the calendar year immediately preceding the calendar year of death less $7,500, over

                 (B) the Actuarial Equivalent of the Qualified Preretirement
                     Survivor Annuity that is payable under subsection (3), below.

                 If the Participant would have accrued less than twenty (20) Years of Vesting Service had he remained in the service of the Employer to his Normal Retirement Date, the amount of such death benefit shall be computed as provided in (1) above, reduced by 5% per year (five-twelfths of one percent for each full month) by which the Vesting Service which he would have accrued if he had remained in the service of the Employer to his Normal Retirement Date, is less than twenty (20) years and shall then be reduced in the manner provided in (2) above.

          (3) Upon the death of a Participant who (A) is entitled to a Deferred Vested Pension, (B) has not yet had an annuity starting date and (C) is survived by a spouse to whom the Participant is married for at least one year at the time of the Participant's death, the Participant's spouse shall be entitled to receive as a Preretirement Death Benefit, a Qualified Preretirement Survivor Annuity.

(b) Form of Preretirement Death Benefit. The Preretirement Death Benefit in paragraph (a)(2) shall be paid in a single sum distribution. Subject to the following sentence, the Participant's Qualified Preretirement Survivor Annuity shall be paid to the Participant's spouse in the form of an annuity for the spouse's life. If the Actuarial Equivalent present value of a Participant's Qualified Preretirement Survivor Annuity as of the annuity starting date does not exceed $3,500 (or, effective January 1, 1998, $5,000), the method of distribution to the Participant's spouse of the Qualified Preretirement Survivor Annuity shall be as a single cash distribution which is the Actuarial Equivalent of the full amount payable.

(c) Timing of Distribution: Annuity Starting Date. Distribution of a Participant's Qualified Preretirement Survivor Annuity shall commence as of the annuity starting date of the Participant's spouse. The annuity starting date of the Participant's spouse shall be the earliest of:

          (1) the first day of the month coincident with or next following the Participant's death if the Participant's death occurs after his Normal Retirement Date,

          (2) the first day of the month coincident with or next following the Participant's Normal Retirement Date if the Participant's death occurs prior to that time unless the spouse elects under subsection (d) to commence to receive distribution before that date, or

          (3) in the case of a Participant who dies before his Normal Retirement Date and the Actuarial Equivalent present value of his Preretirement Death Benefit does not exceed $3,500 (or, effective January 1, 1998, $5,000), the first day of the month coincident with or next following the Participant's death. Notwithstanding the previous sentence and subject to Section 5.6, distribution of a spouse's Qualified Preretirement Survivor Annuity shall not commence before he files a claim for benefits with the Plan Administrator.

(d) Election to Receive Preretirement Death Benefit Before Normal Retirement Date. In the case of a Participant who dies before his Normal Retirement Date with a Qualified Preretirement Survivor Annuity, his spouse may elect to have distribution of the Qualified Preretirement Survivor Annuity commence before the Participant's Normal Retirement Date had he lived. In that event, distribution shall commence as of the first day of any month coincident with or following the date the Participant satisfied (or would have satisfied, had he lived) the requirements for an Early Retirement Pension.



5.6 Time of Distributions

Notwithstanding any provision of the Plan to the contrary, the payment of benefits under this Plan shall be made in accordance with Section 401(a) (9) of the Code and regulations thereunder. In accordance with those provisions, in no event may the distribution of a Participant's benefits commence later than the April 1 of the calendar year following the year in which--

(a)      the Participant reaches age 70 1/2; or

(b)      the Participant retires, if later;

provided, however, that paragraph (2) shall not apply in the case of a Participant who is a 5% owner (as defined in Code Section 416) with respect to the period preceding the calendar year in which the Participant attains age
70 1/2.

The amount of the benefit payable under this Section to a Participant who has not yet terminated employment with the Employer shall be determined in accordance with Section 4.1 or 15.4, whichever is applicable, as if the Participant had terminated employment immediately before such payments commence. The Participant's Years of Benefit Service after payments commence will be taken into account in determining the amount of benefit to which the Participant is entitled in subsequent years, and any increase in the benefit payable to such Participant shall be offset by the Actuarial Equivalent of the total amount of pension payments made to such Participant during the Plan Year.

However, in no event, unless a Participant elects otherwise, shall the distribution of his Accrued Benefit begin later than the 60th day after the latest of the close of the Plan Year in which the Participant (a) attains Normal Retirement Age, (b) reaches the tenth (10th) anniversary of the year in which he commenced participation in the Plan, or (c) terminates his service with the Employer.

5.7 Lump Sum Payment of Small Pensions

If a Participant terminates employment prior to his Normal Retirement Date and is entitled to a Deferred Vested Pension, and if the Actuarial Equivalent present value of his vested Accrued Benefit exceeds $3,500 (effective January 1, 1998, $5,000), but is less than $10,000 as of his termination date, such Participant may elect within 90 days of his termination of employment to have his Accrued Benefit distributed in a lump sum. Such distribution shall be made as of the first day of the month following the election. The Participant's election shall be subject to the spousal consent requirements of Section 5.3.



If, prior to the annuity starting date, the Actuarial Equivalent present value of a Qualified Joint and 50% Survivor Annuity or a Qualified Preretirement Survivor Annuity does not exceed $3,500 (effective January 1, 1998, $5,000) (or such higher amount as may be permitted by law), the Plan Administrator shall direct that such amount be distributed as a single sum payment within a reasonable period of time following the Participant's termination of employment.

If a Participant who receives such a lump sum payment is thereafter reemployed by the Employer, he shall not receive credit for any Years of Benefit Service earned prior to the date of his reemployment.



Upon termination of employment, a nonvested Participant shall be deemed to have received a lump sum payment of $0 and the nonvested portion of such a Participant's benefit shall be treated as an immediate forfeiture. This deemed distribution shall represent the entire benefit to which such Participant was entitled under the Plan, in lieu of all other benefits under the Plan.



5.8 Eligible Rollover Distributions

(a)      Direct Rollovers.

         (1) In General. In the case of a distribution (or a withdrawal) that would be an eligible rollover distribution within the meaning of Code Section 402 if made to the Participant or Beneficiary ("distributee"), the distributee may elect (subject to spousal consent requirements if applicable) to the extent required by law and regulation and in the manner prescribed by the Committee, to have such distribution paid directly to an eligible retirement plan (as defined in Code Section 401(a)(31)). The amount of such direct rollover shall be limited to the amount of the eligible rollover distribution which would otherwise be includible in the distributee's gross income in the absence of a direct transfer and without regard to the rollover rules of Code Sections 402 and 403. No election may be made by a distributee pursuant to this Section unless the distributee has received the notice prescribed by paragraph (2).

         (2) Notice. The Committee shall furnish to a distributee a written notice at the time prescribed in paragraph (3) which describes--

                  (A) the rules under which the distributee may elect to have an eligible rollover distribution paid in a direct rollover to an eligible retirement plan;

                  (B) the rules that require withholding of tax on the eligible rollover distribution if it is not paid in a direct rollover;

                  (C) the rules under which the distributee will not be subject to tax if the distribution is contributed to an eligible retirement plan within 60 days of the distribution; and

                  (D) if applicable, special rules regarding the taxation of the distribution as specified in Code Sections 402(d) and (e) (relating to income averaging and other tax rules).

         (3) Notification Period. The notice required by paragraph (2) shall be furnished to the distributee not more than 90 days and not less than 30 days before the Benefit Starting Date. The Plan shall make no payment for 30 days following the date the Participant has been furnished with the notice unless the distribution is subject to Section 5.7 and the Participant, after receipt of the notice, has affirmatively elected to make or not to make a direct rollover, but in no event shall the Plan make a distribution before the date benefits are otherwise payable under the rules of the Committee.

(b) Withholding. In the case of an eligible rollover distribution which is not directly transferred to an eligible retirement plan pursuant to subsection (a), the Plan shall reduce the amount of the distribution by the amount of the tax required to be withheld by law and regulations.

Article 6. Year of Benefit Service; Year of Vesting Service



6.1      Year of Benefit Service

(a) A Participant will be credited with Years of Benefit Service, for Service prior to January 1, 1997, in accordance with the terms of the Predecessor Plan.

(b) For Service after December 31, 1996, a Participant will be credited with a Year of Benefit Service for each Plan Year in which the Participant is credited with at least 1,720 Hours of Service of the Employer except that the following Years of Benefit Service shall be disregarded:

          (1) Years of Benefit Service preceding Breaks in Service if the Participant is not entitled to a Deferred Vested Pension and has a number of consecutive One Year Breaks in Service equal to (or greater than) the greater of five or the number of the Participant's Years of Benefit Service (excluding Years of Benefit Service);

          (2) Years of Benefit Service preceding a One Year Break In Service until the Participant is credited with at least a Year of Service after that Break in Service; and

          (3) Years of Benefit Service earned after completing 30 Years of Vesting Service.

(c) For purposes of determining Benefit Service, a Participant shall be credited with any hours remaining in his accumulated bank sick days under the former sick pay program (which were used for sick leave and were frozen as of June 30, 1994) as of his date of retirement, as follows:

          (1) the Participant shall be credited with such hours only in the Plan Year of his retirement;

          (2) the total number of hours credited from the Accumulated Bank Sick Days under the former sick pay program plus the Hours of Service credited to the Participant pursuant to Section 1.1(q) shall not exceed 1,720 in such Plan Year; and

          (3) a Participant who terminates employment before becoming eligible for retirement under the Plan shall not receive any credit for any hours remaining in the Accumulated Bank Sick Days under the former sick pay program at the time of his termination of employment.

(d) If a Participant is credited with at least 1,000 Hours of Service from the Employer but less than 1,720 Hours of Service for any Plan Year, the Participant shall be given credit for a partial Year of Benefit Service for that Plan Year per the following schedule:



                          Monthly Benefit
                          Retirements            Retirements
Hours of Service          On & After 7/1/94      Before 7/1/94
1,720 or more             $23.00                 $21.00

1,560 to 1,720            $20.00                 $18.00

1,050 to 1,560            $19.00                 $17.00

1,000 to 1,050            $17.50                 $16.00

Under 1,000               $    0                 $    0


(e) A Participant shall not receive more than one Year of Benefit Service credit for any Plan Year irrespective of the number of Employers a Participant is employed by during such Plan Year.

(f) If a Participant is employed during a Plan Year by both a participating Employer and a nonparticipating Employer, and is credited with less than 1,000 Hours of Service for any Plan Year, the Participant shall be given credit for a partial Year of Benefit Service determined by multiplying (1) the monthly benefit the Participant would have been entitled to had he completed 1,000 hours of Service for the Plan Year by (2) a fraction, the numerator of which is the Participant's actual hours of Service for the Plan Year and the denominator of which is 1,000.

(g) A leave of absence due to service in the Armed Forces of the United States shall be included as Benefit Service under the Plan, provided that the Employee complies with all the requirements of federal law in order to be entitled to reemployment and provided further that such Employee returns to employment with the Employer within the period provided by such law.



6.2      Year of Vesting Service

A Participant will be credited with a Year of Vesting Service for all Years of Service credited to the Participant as an Employee (and any periods that are required by law to be credited to the Participant for his period of military service), except that the following Years of Service are disregarded:

(a) Years of Service preceding at least five consecutive One-Year Breaks in Service, if the Participant is not entitled to a Deferred Vested Pension and has a number of consecutive One Year Breaks in Service equal to (or greater than) the number of his Years of Service (excluding Years of Service previously disregarded under this clause
          (a) preceding the Breaks in Service; and,

(b) Years of Service preceding a One-Year Break in Service unless the Participant has been credited with a Year of Service after that Break in Service.

(c) A Participant shall not receive more than one Year of Vesting Service credit for any Plan Year irrespective of the number of Employers a Participant is employed by during such Plan Year.

(d) A leave of absence due to service in the Armed Forces of the United States shall be included as Vesting Service under the Plan, provided that the Employee complies with all the requirements of federal law in order to be entitled to reemployment and provided further that such Employee returns to employment with the Employer within the period provided by such law.

Notwithstanding the preceding, in no event shall a Participant's Years of Vesting Service be less than his Years of Vesting Service as of December 31, 1989.

Article 7. Plan Financing



7.1 Contributions

All contributions will be made by the Employer and in such amounts as will be determined based on periodic actuarial valuations and recommendations as to the amount or amounts required to fund retirement benefits and other benefits payable in accordance with this Plan. All contributions shall be conditioned on deductibility under Section 404 of the Code. Forfeitures arising under this Plan because of severance of employment, before a Participant becomes eligible for a Deferred Vested Pension, or for any other reason, shall be applied to reduce the Employer contributions to the Plan, not to increase the benefits otherwise payable to Participants. A return of Employer Contributions (or the assets thereof, if less) shall be made within one year after:

(a) the contribution is made by the Employer by a mistake of fact, or

(b) the contribution is disallowed as a deduction under Section 404 of the Code.



7.2 Trust Fund

All contributions made by the Employer under the Plan shall be paid to the Trustee and deposited in the Trust Fund. Except as otherwise provided in Section 13.2, all assets of the Trust Fund, including investment income, shall be retained for the exclusive benefit of Participants and their beneficiaries, shall be used to pay benefits to such persons or to pay administrative expenses to the extent not paid by the Employer, and shall not revert or inure to the benefit of the Employer.

Article 8. Administration of the Plan



8.1 Plan Administrator

"The Plan Administrator," within the meaning of ERISA, is the Company. The Company shall have complete charge of the administration of the Plan. The Company is the "named fiduciary" within the meaning of ERISA. In general, the Company shall have the responsibility to appoint and remove the Trustee and any investment manager which may be provided for under the Trust Agreement.

The Plan Administrator shall have the authority to direct the Trustee to invest all or a portion of the Trust Fund through any common or collective trust fund or pooled investment fund, or any other legally permissible investment under the Code or ERISA.

8.2 The Administrative Committee

The day-to-day administration of the Plan shall be the responsibility of the Company's Employee Benefits Committee--herein called the "Committee." Each member of the Committee shall serve without remuneration, but shall be reimbursed for expenses incurred in the performance of his duties.

The Committee shall also have the authority and discretion to engage an Administrative Delegate who shall perform, without discretionary authority or control, day-to-day administrative functions within the framework of policies, interpretations, rules, practices, and procedures made by the Committee or other Plan Fiduciary. Any action made or taken by the Administrative Delegate may be appealed by an affected Participant to the Committee in accordance with the claims review procedures provided in Section 8.17. Any decisions which call for interpretations of Plan provisions not previously made by the Committee shall be made only by the Committee. The Administrative Delegate shall not be considered a fiduciary with respect to the services it provides.

8.3 Employment of Services by the Committee

The Committee may appoint a Secretary who may, but need not be, a member of the Committee. The Committee may employ such agents and such clerical and other services, and such legal counsel, other consultants, and accountants as may, in the opinion of the Committee, be required for the purposes of properly administering the Plan.

8.4 Expenses of Administration

The Employer is not required, but may, at its discretion, pay the expenses of administration of the Plan, including the fees and expenses of the Trustee. If such expenses of administration are not so paid by the Employer, they shall be paid by the Trustee from the Trust Fund. The Trustee, investment advisors, advisors, Actuary, and recordkeeper, and auditors of the Plan (collectively referred to as "Service Providers") will receive reasonable compensation as may be agreed upon from time to time between the Company or the Committee and such Service Providers. To the extent permitted by law, such compensation shall be paid from the Trust Fund unless paid by the Company.

8.5 Acts of the Committee

The Committee shall give to the Trustee any order, direction, consent or advice required under the terms of the Plan or the Trust Agreement, and the Trustee shall be entitled fully to rely on any instrument delivered to it evidencing the action of the Committee as hereinabove described.

8.6 Interpretations

The Committee shall have the exclusive right to make any finding of fact necessary or appropriate for any purpose under the Plan including, but not limited to, the determination of the eligibility for and the amount of any benefit payable under the Plan. The Committee shall have the exclusive right to interpret the terms and provisions of the Plan and to determine any and all questions arising under the Plan or in connection with the administration thereof, including, without limitation, the right to remedy or resolve possible ambiguities, inconsistencies, or omissions, by general rule or particular decision, with such interpretations or determinations to be finally conclusive and binding on all parties affected thereby. The Committee shall make, or cause to be made, all reports or other filings necessary to meet the reporting and disclosure requirements of ERISA which are the responsibility of "plan administrator" under ERISA. To the extent permitted by law, all findings of fact, determinations, interpretations, and decisions of the Committee shall be conclusive and binding upon all persons having or claiming to have any interest or right under the Plan.

8.7 Liability of the Committee

The members of the Committee, and each of them, shall be free from liability for their acts and conduct in the administration of the Plan, and the Employer shall indemnify them and hold them, and each of them, harmless from the effects and consequences of their acts and conduct in their official capacity, except to the extent that such effects and consequences result from their failure to exercise ordinary care and reasonable diligence. In any event, the Committee shall be deemed to have exercised ordinary care and reasonable diligence if it shall have relied in good faith upon any written information furnished to it by an Employee or Participant, the Employer, the investment advisor, the Trustee, or by any Actuary, employee benefit plan consultant, counsel, accountant or other person employed, with or without remuneration, by the Employer for purposes of the Plan.

8.8 Applicable Law

The Plan will be construed and enforced in accordance with the laws of the State of Wisconsin and all provisions of the Plan will be administered in accordance with the laws of the said State, to the extent not superseded by ERISA.

8.9 Plan Fiduciaries: Allocation of Responsibilities Among Them

Under ERISA and Regulations pursuant to ERISA, the Employer, the Trustee, the Committee, the Plan Administrator and the Investment Adviser are "Plan Fiduciaries." All Plan Fiduciaries shall have only those specific powers, duties, responsibilities and obligations as are specifically given to them under the Plan document and the Trust Agreement. In general, the Employer, acting through a majority of its Board of Directors or its designated committee, shall have the sole responsibility to terminate the Plan, in whole or in part, in accordance with Article 13 hereof and sole responsibility to appoint and remove the Trustee. The Plan Administrator shall have ultimate responsibility for the administration of the Plan. The Committee shall determine an allocation of Plan assets in consideration of Plan liabilities, establish investment guidelines, select and evaluate money managers and investment alternatives and review and approve investment transactions and strategy. The Committee shall also have such other duties and responsibilities as are described in the applicable provisions of this Article 13 together with such other duties and responsibilities as may be delegated to them by a majority of the Board of Directors of the Employer or its designated committee or the Plan Administrator from time to time. The Trustee shall have the responsibility of the administration of the Trust and for the custody and management of the assets held in the Trust Fund to the extent provided in the Trust Agreement and any contracts or agreements entered into by and between the Trustee and the Investment Adviser.

8.10 Reliance on Cofiduciaries

Each Fiduciary may rely upon any direction, information or action of another Fiduciary as being proper under the Plan, and shall not, under normal circumstances, be required to inquire into the propriety of any such direction, information or action. Each Fiduciary shall be responsible for the proper exercise of his own powers, duties, responsibilities and obligations under this Plan and shall not be responsible for any breach of fiduciary by another Fiduciary ("other Fiduciary") unless he participates knowingly in, or knowingly undertakes to conceal an act or omission of such other Fiduciary, knowing such act or omission is a breach; or by his failure to comply with Article 8 hereof in the administration of his specific responsibilities hereunder he has enabled such other Fiduciary to commit a breach; or by his failure to comply with
Article 8 hereof in the administration of his specific responsibilities hereunder he has enabled such other Fiduciary to commit a breach; or he has knowledge of a breach by such other Fiduciary and fails to make reasonable efforts under the circumstances to remedy the breach. No Fiduciary guarantees the Trust Fund in any manner against investment loss or depreciation in asset value.

8.11 Fiduciary Duties

All fiduciaries shall discharge their duties solely and exclusively in the interest of the Participants and Beneficiaries and for the exclusive purposes of providing benefits to Participants and their Beneficiaries and defraying the reasonable expenses of administering the Plan and Trust. They shall discharge their duties with the care, skill, prudence and diligence under the circumstances then prevailing that a prudent man, acting in a like capacity and familiar with such matters, would use in the conduct of an enterprise of a like character and with like aims.

8.12 Prohibited Transaction to be Avoided

The Fiduciaries shall not do any action prohibited under or in violation of Part 4 of Title I of ERISA or which would subject any person or the Employer to imposition of a tax under Section 4975 of the Code.

8.13 Records and Reports of the Plan Administrator

The Plan Administrator shall prepare, or cause to be prepared, and shall furnish, or cause to be furnished, to Participants and Beneficiaries, and to the Secretary of Labor or his delegate, and to the Secretary of the Treasury or his delegate, such plan descriptions, summaries, annual and other reports, registration statements, notifications and other documents as may be required by ERISA and the Code and regulations thereunder. The Plan Administrator shall exercise such authority and responsibility as it deems appropriate in order to comply with ERISA and the Code and regulations thereunder relating to records of the Service of all Participants and the percentage of their Accrued Benefit which is nonforfeitable under the Plan.

8.14 Data Supplied by Employer

The Employer shall advise the Committee, in writing, of all data which may be reasonably necessary in order to administer the Plan and to determine the amount of respective Employer contributions; or to determine the eligibility, Earnings, Service, and other matters required to be determined relating to Employees of the Employer. The Plan Administrator or Committee shall be fully protected in acting upon any such data.

8.15 Partial Exculpation

The Committee or the Plan Administrator (as appropriate) shall incur no personal liability of any nature in connection with any failure to act or in respect of any act taken in good faith in the management and administration of the Plan and in carrying out the directions of the Employer, except as may otherwise be provided by ERISA. The Committee or the Plan Administrator shall be indemnified and held harmless by the Employer from and against any such personal liability, including all expenses reasonably incurred in its defense.

8.16 Information Required of Participants

Each Participant, and, if applicable, each Beneficiary of a deceased Participant, shall furnish the Committee (or the Plan Administrator) with such information as the Committee (or the Plan Administrator) shall deem necessary and desirable for purposes of administering the Plan, and the provisions of the Plan relating to any payments hereunder to or on account of any Participant, former or deceased Participant are conditional upon such person's furnishing promptly such true, full and complete information as the Committee (or the Plan Administrator) may request.

8.17 Claims Procedure

(a) Applications for Benefits Not Required: A formal request for a distribution under the Plan is not required of any Participant or Beneficiary entitled thereto.

(b) Claims for Benefits Not Received: Any claim for benefits not received shall be made in writing to the Committee (or the Plan Administrator). The Committee (or the Plan Administrator) shall consider such claim and shall, within sixty (60) days next following receipt of same either approve it or deny it. If the Committee (or the Plan Administrator) shall deny such claim, it shall, by written notice directed to the claimant at the address shown on the claim (or in the absence thereof, the last known address of the claimant, as shown on the records of the Employer) inform the claimant of such denial, including such written notice, as a minimum, the following:

          (1)    The specific reason or reasons for the denial;

          (2) Reference to the specific provisions of the Plan, on which such denial is based;

          (3) A description of any additional material or information necessary for the claimant to perfect his claim and a brief description of why such additional information is necessary; and

          (4) A brief explanation of the appeals procedure which is available to him, which, in essence, is described in paragraph (c) below.

(c) Appeals Procedure Following Initial Denial of Claim: Each claimant whose claim for a benefit under the Plan has been denied shall have the right to appeal the decision to the Committee (or the Plan Administrator) in accordance with the following procedures:

          (1) Such appeal must be in writing, over the signature of the claimant whose claim was so denied, and filed with the Committee (or the Plan Administrator), addressed and delivered within the 60-day period next following the initial denial of same, either by hand or by the United States Postal Service, postage fully prepaid.

          (2) The claimant, or his duly authorized representative (such as, but not by way of limitation, legal counsel) shall have the right at all reasonable times to examine Plan documents related to his claim and to submit to the Committee (or the Plan Administrator), issues, comments and responses, provided that they shall be in writing and delivered to the Committee (or the Plan Administrator) as described in subparagraph (1) above.

          (3) The Committee (or the Plan Administrator) shall render its decision as promptly as practicable, but not later than sixty
                 (60) days after receipt of the claimant's appeal from the initial denial by the Committee (or the Plan Administrator).

(d) Nature of Content of Written Notices to Claimants: Notwithstanding any provision hereof to the contrary, all written notices to claimants regarding their claims for benefits under the Plan, shall be expressed in terms calculated to be understood by the average claimant and shall include specific reasons for the decision--whether for or against the claimant--and specific references to the pertinent provisions of the Plan on which the decision was based.



8.18 Beneficiary Designations

Each Participant may name a Beneficiary to receive any death benefit (other than any income payable to a Contingent Annuitant) which may arise out of his participation in the Plan. If there is no contingent Beneficiary, or if the contingent Beneficiary dies before receiving all death benefit payments to which he is entitled, the balance of such payments shall be paid to the estate of the last to die of such Beneficiaries. A designation or change of Beneficiary shall be made in writing on such form or forms as the Committee may require.

Notwithstanding the above, if a married Participant designates someone other than his or her spouse as the primary Beneficiary, the spouse must consent to such designation. Any non-spouse Beneficiary designation made before the Participant's death must be made by the Participant in writing and shall require the spouse's irrevocable consent in the same manner provided for in Section 5.4 or 15.5(d), whichever is applicable. Further, the spouse's consent must acknowledge the specific non-spouse Beneficiary.

Article 9. Miscellaneous



9.1 Nonguarantee of Employment

Nothing contained in this Plan shall be construed as a contract of employment between the Employer and any Employee, or as a right of any Employee to be continued in the employment of the Employer, or as a limitation of the right of the Employer to discharge any of its Employees, with or without cause.



9.2 Rights to Trust Fund Assets

No Participant shall have any right to, or interest in, any assets of the Trust Fund upon termination of his employment or otherwise, except as provided from time to time under this Plan, and then only to the extent of the benefits payable under the Plan to such Participant out of the assets of the Trust Fund. Except as otherwise may be provided under Title IV of ERISA, all payments of benefits as provided for in this Plan shall be made solely out of the assets of the Trust Fund and none of the Fiduciaries shall be liable therefor in any manner.



9.3 Nonalienation of Benefits

Except as provided below, no benefits payable under this Plan shall be subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance, or charge, and any attempt to so anticipate, alienate, sell, transfer, assign, pledge, encumber, or charge the same shall be null and void; nor shall the Trust Fund be liable for, or subject to, the debts, contracts, liabilities, engagement, or torts of the person entitled to benefits hereunder.



The sole exception to the prohibition against alienation of an Employee's benefits under the Plan shall be a distribution thereof made pursuant to a Qualified Domestic Relations Order (called "QDRO" for convenience of reference). For all purposes of the Plan, a QDRO is a judgment, decree or order (including approval of a property settlement agreement) issued by a court of competent jurisdiction which: (a) relates to the provisions of child support, alimony payments, or marital-property rights, to a Spouse, former spouse, child, or other dependent or a Participant; and (b) is made pursuant to a State domestic relations law (including community property law). A domestic relations order is a "Qualified Domestic Relations Order" if it creates or recognizes the existence of an alternate payee's right to, or assigns to an alternate payee the right to, receive all or a portion of the benefits which would otherwise be payable to a participant under the plan, and which complies with the requirements of Section 414(p) of the Code.



9.4 Governing Law

The provisions of this Plan shall be governed by and construed and administered in accordance with ERISA, the Code, and, where not inconsistent, the laws of the State of Wisconsin.



9.5 Participant Information

Each Participant shall notify the Plan Administrator of (a) his mailing address and each change of mailing address, (b) the Participant's, the Participant's Beneficiary's and, if applicable, the Participant's spouse's date of birth, (c) the Participant's marital status and any change of his marital status, and (d) any other information required by the Plan Administrator. The information provided by the Participant under this Section 9.5 shall be binding upon the Participant's Beneficiary for all purposes of the Plan.



9.6 Payments Pursuant to a Qualified Domestic Relations Order

Notwithstanding the provisions of Section 9.3, the Plan will recognize a "qualified domestic relations order" which shall be a judgment, decree or order (including approval of a property settlement agreement) that meets the requirements of (a), (b), and (c) below:

(a) the contribution is disallowed as a deduction under Section 404 of the Code;

(b) the order must relate to child support, alimony, property rights to a spouse, former spouse, child or dependent of a Participant, and must be issued pursuant to a state domestic relations law;

(c) the order must include (1) the name and address of the Participant and alternate payee, (2) the amount or percentage of benefits payable to the alternate payee (or the manner in which the amount or percentage is to be determined), (3) the period or number of payments involved, and (4) the exact name of the plan to which the order applies; and

(d) the order cannot require a type or form of benefit or option not otherwise offered under the Plan, cannot require the Plan to provide increased benefits (determined on an actuarial basis), and cannot affect benefits already the subject of a previous qualified domestic relations order.

A qualified domestic relations order can order the Plan to commence payments to an alternate payee an of or following the earliest date the Participant could elect to receive benefits under the Plan even though the Participant is still employed by an Employer. If the Participant dies before the above-mentioned date, benefits are payable to the alternate payee only if the order specifically provides for such benefits. Notwithstanding the foregoing, the Plan may make a distribution to an alternate payee prior to the date the Participant attains earliest retirement age if the qualified domestic relations order provides that the Plan and alternate payee may agree in writing to an earlier distribution of an immediate lump sum payment and the distribution is made pursuant to such a written agreement.



If the Participant is still employed by an Employer, the benefit payable to the alternate payee is to be based on the Participant's Accrued Benefit payable at his Normal Retirement Date. The Accrued Benefit shall be reduced to an Actuarial Equivalent (based on the Participant's age, not the alternate payee's age at the alternate payee's payment date). If payment is made pursuant to a qualified domestic relations order before the Participant has separated from service and the benefit is determined as of or after an early commencement date under
Section 3.2, 3.4, 15.3(a), or 15.3(b), whichever is applicable, the benefit payable pursuant to Section 3.2, 3.4, 15.3(a), or 15.3(b), whichever is applicable, will be reduced for early commencement based on the applicable definition of actuarial equivalence contained in Schedule A or Section 15.2(a), whichever is applicable.



An alternate payee may elect any form of payment to which the Participant would be entitled at the time of the alternate payee's benefit commencement; provided, however, an alternate payee cannot elect to cover such payee's spouse under any joint and survivor form of payment.



The Committee shall notify any Participant and alternate payee of the receipt of any order by the Plan and shall inform such Participant and alternate payee of the Elan's procedures for determining whether the order meets the requirements described above in this Section 9.6. Such procedures shall comply with the requirements set forth in Code Section 414(p) and Section 206(d) of ERISA, and the Plan's Procedures Upon Receipt of a Domestic Relations Order.

Article 10. Amendments and Actions by the Employer



10.1 Amendments

The Company does hereby expressly and specifically reserve the sole and exclusive right at any time by action of the Committee or its designee to amend, modify, or terminate the Plan. The Company's right of amendment, modification, or termination as aforesaid shall not require the assent, concurrence, or any other action by any Employer notwithstanding that such action by the Company may relate in whole or in part to persons in the employ of an Employer.



10.2 Limitation on Amendments

The provisions of this Article are subject to and limited by the following restrictions:

(a) Except to the extent necessary to produce conformity to the laws and regulations described in Section 10.1 or to the extent permitted by any applicable law or regulation, no such amendment shall operate either directly or indirectly to reduce either the nonforfeitable percentage of any Participant's Accrued Benefit or the Accrued Benefit of any Participant as they are constituted at the time of the amendment. For purposes of this subsection (a), an amendment which has the effect of (1) eliminating or reducing any early retirement benefit or a retirement-type subsidy, or (2) eliminating an optional form of benefit, with respect to benefits attributable to Service before the amendment, shall be treated as reducing Accrued Benefit.

(b) No such amendment shall change any vesting schedule unless each Participant who has completed three or more Years of Service is permitted to elect to have his nonforfeitable Accrued Benefit computed under the Plan without regard to such amendment. Such election shall be made within such reasonable period as the Employer may designate after adoption of the amendment; but in no event earlier than 60 days after the later of: (1) the date the amendment is adopted, or (2) the date the amendment becomes effective; or (3) the date the Participant receives written notice of the amendment from the Committee.

(c) No amendment shall operate either directly or indirectly to give any Employer any interest whatsoever in any funds or property held by the Trustee under the terms hereof, or to permit the corpus or income of the True to be used for or diverted to purposes other than the exclusive benefit of Participants or their Beneficiaries.



10.3 Action by Employer

Any action by the Employer under this Plan may be by resolution of its Committee, or by any person or persons duly authorized by resolution of said Board to take such action.

Article 11. Successor Employer and Merger or Consolidation of
Plans



11.1 Successor Employer

In the event of the dissolutions merger, consolidation or reorganization of the Employer, provision may be made by which the Plan will be continued by the successor; and, in that event, such successor shall be substituted for the Employer under the Plan. The substitution of the successor shall constitute an assumption of Plan liabilities by the successor and the successor shall have all the powers, duties and responsibilities of the Employer under the Plan.



11.2 Plan Assets

In the event of any merger or consolidation of the Plan with, or transfer, in whole or in part, of the assets and liabilities of the Trust Fund to another fund held under any other plan of deferred compensation maintained or to be established for the benefit of all or some of the Participants in this Plan, the assets of the Trust fund applicable to such Participants shall be transferred to the other fund only if:

(a) Each Participant would (if either this Plan or the other plan then terminated) receive a benefit immediately after the merger, consolidation or transfer which is equal to or greater than the benefit he would have been entitled to receive immediately before the merger, consolidation or transfer (if this Plan had then terminated).

(b) Resolutions of the Committee of the Employer, and of any new or successor employer of the affected Participants, shall authorize such transfer of assets; and, in the case of the new or successor employer of the affected Participants, its resolutions shall include an assumption of liabilities with respect to such Participant's inclusion in the new employer's plan.

(c) Such other plan and fund are qualified under Sections 401(a) and 501(a) of the Code.

Article 12. Temporary Restrictions on Benefits



12.1 Temporary Limitation on Benefits of Restricted Participants

(a) Restriction. Notwithstanding any Plan provision to the contrary, the retirement benefits provided under the Plan from Employer contributions for Participants described in subsection (b) below will be restricted to an amount equal to the payments that would be made on the Participant's behalf under a straight life annuity that is the Actuarial Equivalent of the sum of the Participant's Accrued Benefit and the Participant's other benefits (if any) under the Plan.

(b) Restricted Participants. The Participants subject to the restrictions set forth in subsection (a) are those Participants who are the 25 Highly Compensated Employees (within the meaning of Code Section 414(q)) and former Highly Compensated Employees with the greatest compensation (as defined in Code Section 414(s)).

(c) Nonapplicability. The restrictions in this Section 12.1 will not apply, however, if--

          (1) After payment to such a Participant of all benefits described in proposed Treasury regulations Section
                 1.401(a)(4)-5(c)(3)(iii), the value of Plan assets equals or exceeds 110% of the value of current liabilities as defined in Code Section 412(l)(7);

          (2) The value of the benefits described in proposed Treasury regulations Section 1.401(a)(4)-5(c)(3)(iii) for such a Participant is less than 1% of the value of current liabilities; or

          (3) The Commissioner of Internal Revenue determines that such restrictions are not necessary to prevent the prohibited discrimination that may occur in the event of an early termination of the Plan.

(d) Plan Termination. In the event of the termination of the Plan, the benefit of any Highly Compensated Employee (and any former Highly Compensated Employee) is limited to a benefit that is nondiscriminatory under Code Section 401(a)(4).

Article 13. Plan Termination



13.1 Termination

While each Employer contemplates carrying out the provisions of the Plan indefinitely with respect to its Employees, no Employer shall be under any obligation or liability whatsoever to maintain the Plan for any minimum or other period of time.



The Plan may be terminated in whole or in part at any time by appropriate action of the Board of Directors of the Company or its designee. Upon any termination of the Plan in its entirety, or with respect to any Employer, the Company shall give written notice thereof to the Plan Administrator, the Trustee, and any Employer involved. Upon termination or partial termination of the Plan, each Participant will become fully vested in his Accrued Benefit, no further Employees will become Participants.



Except as provided by law or contract, upon any termination of the Plan, no Employer with respect to whom the Plan is terminated (including the Company) shall thereafter by under any obligation, liability, or responsibility whatsoever to make any contribution or payment to the Trust Fund, the Plan, any Participant, any Beneficiary, or any other person, trust, or fund whatsoever, for any purpose whatsoever under or in connections with the Plan.

13.2 Distribution on Termination and Partial Termination

On termination of the Plan, the Trustee will liquidate the Trust Fund. After payment of all expenses of liquidation, the Administrator shall allocate the remainder of the Trust Fund assets and cause them to be distributed by the Trustee in the manner and order set forth in Section 4044 of ERISA to the extent of the sufficiency of such assets. On partial termination of the Plan by operation of law, the Trustee shall segregate and liquidate the portion of the Trust Fund assets allocable to affected Participants and beneficiaries. After payment of all expenses of liquidation, the Administrator shall allocate the remainder of the portion of the Trust Fund assets and cause them to be distributed to affected Participants by the Trustee in the manner and order set forth in Section 4044 of ERISA to the extent of the sufficiency of such assets.



13.3 Manner of Distribution

Subject to the foregoing provisions of this Article 13, any distribution after termination of the Plan may be made, in whole or in part, to the extent that no discrimination in value results, in cash, in securities or other assets in kind, or in nontransferable annuity contracts, as the Administrator, in its discretion, shall determine.



13.4 Residual Amounts

In no event shall the Employer receive any amounts from the Trust Fund upon termination of the Plan; except that, and notwithstanding any other provision of the Plan, the Employer shall receive such amounts, if any, as may remain after the satisfaction of all liabilities of the Plan and arising out of any variations between actual requirements and expected actuarial requirements.

13.5 Effect of Bankruptcy and Other Contingencies Affecting an Employer

In the event an Employer terminates its connection with the Plan, or in the event an Employer is dissolved, liquidated, or shall by appropriate legal proceedings be adjudged bankrupt or declared insolvent, or in the event judicial proceedings of any kind result in the involuntary dissolution of an Employer, the Plan shall be terminated with respect to such Employer. The merger, consolidation, or reorganization of an Employer, or the sale by it of all or substantially all of its assets, shall not terminate the Plan if there is delivery to such Employer by the Employer's successor or by the purchaser of all or substantially all of the Employer's assets, of a written instrument requesting that the successor or purchaser be substituted for the Employer and agreeing to perform all the provisions hereof which such Employer is required to perform. Upon the receipt of said instrument, with the approval of the Company, the successor, or the purchaser shall be substituted for such Employer herein, and such Employer shall be relieved and released from any obligations of any kind, character, or description herein or in any trust agreement imposed upon it.

Article 14. Top-Heavy Provisions



14.1 Top-Heavy Provisions

In order to comply with the requirements of Code Section 416, the following provisions of this Section shall be applicable to the Plan in the event it should ever become a "Top Heavy Plan", as contemplated by the said Code provisions.



14.2 Top-Heavy Plan Definitions

Definitions relating to Top Heavy Plan provisions are as follows:

(a) Top-Heavy. This Plan shall be considered "Top-Heavy" if, as of the Determination Date, the Top-Heavy Ratio exceeds 60%. The Top-Heavy Ratio is a fraction, the numerator of which is the sum of the present value of Accrued Benefit of all Key Employees as of the Determination Date (including distributions made within the 5 Plan Year period ending on the Determination Date) determined as if the Participant terminated service as of such Determination Date, and the denominator of which is a similar sum determined for all Participants. This ratio shall be calculated without regard to any Non-Key Employee who was formerly a Key Employee. The Top-Heavy Ratio, including the extent to which it must take into account distribu tions, rollovers and transfers, shall be calculated in accordance with Section 416 of the Code and regulations thereunder.



          Notwithstanding the foregoing, if the Employer maintains other qualified plans, this Plan is Top-Heavy only if it is part of the Required Aggregation Group (as defined in Section 14.2(e) of the
          Plan), and the Top-Heavy Ratio for both the Required Aggregation Group and the Permissive Aggregation Group (as defined in Section 14.2(f) of the Plan) exceeds 60%. The Top-Heavy Ratio will be calculated in the same manner as required by the preceding paragraph, taking into account all plans within either the Required or Permissive Aggregation Group, as applicable. The present value of Accrued Benefit and the other amounts that must be taken into account under defined contribution plans included within either the Required or Permissive Aggregation Group, as applicable, shall be calculated in accordance with the terms of those plans, Code Section 416 and the regulations thereunder. The Top-Heavy Ratio shall be calculated with reference to the Determination Date and fall within the same calendar year. In order to determine the present value under this paragraph, an interest rate assumption of 5% and the Mortality Table specified in Schedule A shall be used to compute the present value of benefits.



          The Accrued Benefit of any Participant who has not performed any services for the Employer at any time during the 5 year period ending on the Determination Date will be disregarded for purposes of calculating the Top Heavy Ratio.

(b) Determination Date. For purposes of determining whether the Plan is Top-Heavy for a particular Plan Year, the "Determination Date" shall be the last day of the preceding Plan Year.

(c) Key Employee. A "Key Employee" is any Employee (or former Employee), including a Beneficiary of such Employee, who at any time during the Plan Year or any four (4) preceding Plan Years is one of the following:

          (1) An officer of the Employer (but in no event shall more than 50 Employees, or if less, the greater of 3 or 10% of all Employees, be taken into account under this paragraph (3) as Key Employees). Notwithstanding, an officer of the Employer will not be considered a "Key Employee" under this paragraph
                 (3) unless he earned more than 50% of the amount in effect under Code Section 415(b)(1)(A) adjusted each Plan Year to take into account any applicable cost of living adjustments promulgated by the Secretary of the Treasury or his dele gate, under Section 415(d) of the Code; or

          (2) One of the 10 Employees whose annual Compensation is in excess of the $30,000 dollar limit (adjusted for cost-of-living), as set forth in Subparagraph (3)(A) above, and owning (or considered as owning within the meaning of Code Section 318) both more than a 1/2% interest and the largest interests in the Employer. If two (2)

                 Employees have the same interest in the Employer, the Employee having greater annual Compensation from the Employer shall be treated as having a larger interest; or

          (3) A person owning (or considered as owning within the meaning of Code Section 318) more than 5% of the total combined voting power of all stock of the Employer; or

          (4) A person who has an annual Compensation from the Employer of more than $150,000 and would be described in subparagraph (C) hereof if 1% were substituted for 5%.

          Notwithstanding, for purposes of applying Code Section 318 to the provisions of this paragraph (3), subparagraph (C) of Code Section 318(a)(2) shall be applied by substituting 5% for 50%. In addition, the rules of subsection (b), (d) and (m) of Code Section 414 shall not apply for purposes of determining ownership in the Employer under this paragraph (3).



          The constructive ownership rules of Code Section 318 shall apply to this paragraph (3) in order to determine ownership in the Employer. The Committee shall make the determination of who is a Key Employee in accordance with Code Section 416(i)(1) and the regulations thereunder.

(d) Non-Key Employee. A "Non-Key Employee" is any Employee who does not meet the definition of a Key Employee.

(e) Required Aggregation Group. "Required Aggregation Group" is (i) each qualified plan of the Employer in which at least one Key Employee partici pates, plus (ii) any other qualified plan of the Employer which enables a plan described in (i) above, to meet the requirements of Section 401(a)(4) or 410 of the Code.

(f) Permissive Aggregation Group. "Permissive Aggregation Group" is the Required Aggregation Group plus any qualified plans maintained by the Employer, but only if such Group would satisfy, in the aggregate, the requirement of Sections 401(a)(4) and 410 of the Code. The Committee shall determine which plan(s) to take into account in determining the Permissive Aggregation Group.

(g) Average Top-Heavy Compensation. "Average Top-Heavy Compensation" is the Participant's average Compensation (with Compensation defined in accordance with Code regulation 1.415-2(d)) for a period of 5 consecutive years during which the Participant had the greatest aggregate Compensation in the testing period. Years ending in a Plan Year beginning before January 1, 1984 and years beginning after the close of the last Plan Year in which the Plan was Top-Heavy shall not be taken into account.

(h) Valuation Date. "Valuation Date" shall mean the date on which the Plan's assets and liabilities are valued for purposes of calculating the Top-Heavy Ratio. The Valuation Date shall be the same date as the Determination Date.



14.3 Minimum Vesting Requirements

Notwithstanding the Vesting Schedule as set forth in Section 3.4 or 15.3(b) of this Plan, if the Plan is a "Top-Heavy Plan" as determined pursuant to Code
Section 416 for any Plan Year beginning after December 31, 1983, vesting of the Participant's Accrued Benefit shall be determined in accordance with the following schedule (for the Plan Year in which the Plan is "Top Heavy" only):


Years of Service              Vested Percentage

Less than 2 Years               0%

2 Years                        20%

3 Years                        40%

4 Years                        60%

5 Years or More               100%


14.4 Minimum Benefits

If the Plan is Top-Heavy in any Plan Year beginning after December 31, 1983, the Plan shall provide a minimum benefit for each Participant who is a Non-Key Employee. The minimum normal retirement benefit (in the form of a Life Only Benefit) shall be equal to the applicable percentage of the Non-Key Employee's

Average Top-Heavy Compensation. The applicable percentage is the lesser of 2% multiplied by the number of Years of Service that the Non-Key Employee completes in Top Heavy Plan Years, or 20%.



The Plan satisfies the minimum benefit for a Non-Key Employee if the Non-Key Employee's Accrued Benefit at the end of the Top-Heavy Plan Year is at least equal to the minimum normal retirement benefit.



Notwithstanding the above minimum benefit requirements, if a Non-Key Employee participates in both this plan and another Top-Heavy tax qualified defined contribution plan maintained by the Employer, no minimum contribution will be required under the defined contribution Plan on behalf of the Non-Key Employee, for any Plan Year, if the Employer provides a minimum benefit under this Plan on behalf of the Non-Key Employee, for such Plan Year, in accordance with Code
Section 416(c).



14.5 Additional Accruals

If, at the end of any Top-Heavy Plan Year, a Non-Key Employee Participant's Accrued Benefit is not at least equal to his minimum normal retirement benefit, the Non-Key Employee Participant shall earn an additional accrual. Such Non-Key Employee Participant's Accrued Benefit shall be increased by the lesser of:

(a) 2% of the Non-Key Employee's Average Top Heavy Compensation minus the benefit the Non-Key Employee would otherwise accrue under the Plan for the Plan Year; or

(b) The minimum normal retirement benefit to which the Non-Key Employee should be entitled under subsection (c) minus the Non-Key Employee's Accrued Benefit under the Plan at the end of the Plan Year (without regard to any additional accrual which this subsection (d) may require for the Plan Year).

A Non-Key Employee Participant shall receive an additional accrual if he completes a Year of Service during the Plan Year. The Employer shall not impute Social Security benefits to determine whether it has satisfied its obligation to provide the minimum normal retirement benefit.

14.6 Adjustment to Overall IRC Section 415 Limitations

If, during any Limitation Year, the Plan is Top Heavy, the Committee shall apply the limitations of Section 4.4 to the Participant by substituting 1.0 for 1.25 each place it appears in the fractions described in Code Sections 415(e)(2) and
(e)(3). This Section 14.6 shall not apply if:

(a) The Plan could satisfy subsection (c) of this Section 14.6 if 3% were substituted for 2%; and

(b)       The Top Heavy Ratio does not exceed 90%.

Article 15. Cash Balance Provisions Relating to Nonunion
Hourly Employees

15.1 Introduction

This Article 15 describes the cash balance provisions of the Plan in connection with the determination of service, eligibility for benefits, and amount of benefits for those Nonunion Hourly Employees. This Article is effective January 1, 1997.



15.2 Definitions

Where the following words and phrases appear in this Article, they shall have the respective meanings set forth below, unless the context clearly indicates to the contrary:

(a) Actuarial (or Actuarially) Equivalent. A benefit or amount that replaces another and has the same value as the benefit or amount it replaces, based on the following actuarial assumptions:

          (1) Except as provided in subsections (2)-(3), actuarial equivalence shall be based on the 1983 GAM Table with annuity values weighted 50% male and 50% female, and an interest rate equal to the annual average rate of interest on 30-year U.S. Treasury securities for November of the Plan Year immediately preceding the Plan Year of distribution.

          (2) For purposes of reducing the age 65 minimum benefit to an immediate annuity payable to a Participant prior to his Early Retirement Age (as defined in Section 3.2 of the
                 Plan), the actuarial assumptions specified in subsection (1) shall be used. However, for purposes of reducing the age 65 minimum benefit to an immediate annuity payable to a Participant who has attained his Early Retirement Age (as defined in Section 3.2 of the Plan), the early retirement reduction factors defined in Section 4.2 of the Plan shall be used.

          (3) In cases where specific assumptions or factors are identified by the Plan as being applicable to a particular benefit or situation (for example, in Section 15.4), the specified assumptions or factors shall be used.

(b) Annual Credit. For any calendar year commencing on or after January 1, 1997, 4% of Earnings for the calendar year.

(c) Annual Interest Crediting Rate. The rate of interest used in determining the amount of the Interest Credit to be added to Participant's Cash Balance Account each Plan Year. The Annual Interest Crediting Rate shall be determined for each Plan Year based on the simple average of the annual rate of interest on 10-year U.S. Treasury Securities for the close of each business day in the month of October of the prior calendar year. In no event shall the Annual Interest Crediting Rate be less than 3%.

(d) Annual Transition Credit. For any calendar year commencing on or after January 1, 1997, an amount equal to 4% of a Participant's Earnings for the calendar year, as further described in Section 15.4(h) of this Plan.

(e) Cash Balance Account. The notional account deemed to have been established for each Participant for the amount determined pursuant to
          Section 15.4.

(f) Cash Balance Benefit. That part of the Participant's Accrued Benefit which accrues in accordance with the provisions of Section 15.4.

(g) Early Retirement Date. The first day of the month coincident with or next following the date on which the Participant has completed 5 Years of Vesting Service, provided he has terminated employment.

(h)       Interest Credit. The credit specified in Section 15.4(i).

(i) Minimum Benefit. The portion of the Participant's Accrued Benefit which accrues in accordance with the provisions of Section 15.4(b).

(j) One-Year Break in Service. For participation, a One-Year Break in Service means a Plan Year in which an Employee (or former Employee) is not credited with more than 500 Hours of Service. For purposes of determining whether there has been a One-Year Break in Service, an Employee shall be credited with Hours of Service for the period during which he or she is on Parental Leave as follows:

          (1) the Employee shall be credited with the number of Hours of Service with which he or she would normally be credited but for the absence (or if the Employee's normal Hours of Service cannot be determined, eight Hours of Service for each day of the absence),

          (2) the total number of Hours of Service credited for the absence shall not exceed 501, and

          (3) the Hours of Service credited for the absence shall be credited to the Plan Year in which the absence begins if the Employee would be prevented from incurring a One-Year Break in Service in that Plan Year solely because of the crediting of Hours of Service in accordance with clauses (1) and (2) of this definition, or in any other case, the immediately following Plan Year.

          For vesting purposes, a One-Year Break in Service is a Period of Severance of at least 12 consecutive months.

(k) Period of Severance. A Period of Severance is a continuous period of time during which the Participant is not employed by the Employer. Such period begins on the date the Participant retires, quits or is discharged, or if earlier, the 12-month anniversary of the date on which the Participant was otherwise first absent from service.

(l) Prior Plan Benefit. The Participant's "Accrued Benefit" within the meaning of that term under the Plan as it existed on December 31, 1996 and as documented in the prior amendment and restatement of the Plan (effective January 1, 1990) and any amendments thereto.

(m) Reemployment Commencement Date. The first day an Employee is credited with an Hour of Service for performing duties following his Severance from Service.

(n) Severance from Service. The earlier of the date on which an Employee quits, retires, is discharged, or dies, or the first anniversary of the date on which the Employee ceases active employment for any other reason.

(o) Year of Service. For purposes of determining participation, a Plan Year for which an Employee has been credited with at least 1,000 Hours of Service.



15.3 Requirements for Retirement Benefits

(a) Early Retirement. A Participant shall be eligible for an Early Retirement Pension in accordance with the provisions of Section 15.5 if his employment is terminated after he has completed 5 or more Years of Vesting Service. Payment of an Early Retirement Pension shall commence as of the first day of the calendar month coincident with or next following the Participant's Normal Retirement Date. However, a retired Participant who is eligible for an Early Retirement Pension may request the commencement of the Participant's Early Retirement Pension as of the first day of any calendar month following the Participant's early retirement but before the Participant's Normal Retirement Date.

(b)       Deferred Vested Pension.

         (1) A Participant shall be eligible for a Deferred Vested Pension in accordance with the provisions of Section 15.5 if his employment is terminated with the Employer before death or Retirement after he has completed at least 5 Years of Vesting Service (as set forth in Section 15.6). A Participant whose employment is terminated with the Employer before death or Retirement and before he has completed 5 Years of Vesting Service (as set forth in Section 15.6) shall not be eligible for a Deferred Vested Pension in accordance with the provisions of Section 15.5.

         (2) Payment of a Deferred Vested Pension shall commence as of the first day of the calendar month coincident with or next following the Participant's Normal Retirement Date. However, a retired Participant who is eligible for Deferred Vested Pension may request the commencement of the Participant's deferred vested pension as of the first day of any calendar month following the Participant's termination of employment, but before the Participant's Normal Retirement Date.

          (3) Notwithstanding the above, a Participant's right to his Accrued Benefit will be nonforfeitable upon his attainment of Normal Retirement Age.

          (4) If a Participant has terminated employment with the Employer, any portion of his Accrued Benefit in which the Participant is not vested shall be forfeited and canceled as of the Participant's termination of employment, subject to reinstatement as provided in Section 15.6(b). Forfeitures of an Employer's Participants arising under the Plan for any reason shall be used as soon as possible to reduce the Employer's contributions under the Plan.



15.4 Normal Retirement Pension

(a)       Normal Form. In the case of--

          (1) any Participant on January 1, 1997 who was a Participant in the Plan on December 31, 1996 and who is actively employed as a Nonunion Hourly Employee on or after January 1, 1997, and

          (2) any Nonunion Hourly Employee who becomes a Participant in the Plan on or after January 1, 1997,

          such Participant's Accrued Benefit as of any date shall be a monthly amount, payable to the Participant on the Participant's Normal Retirement Date and continuing through the first day of the calendar month which includes the date of the Participant's death, equal to the greater of--

                 (A)     the Participant's Minimum Benefit; or

                 (B)     the Participant's Cash Balance Benefit.

(b) Minimum Benefit. The Minimum Benefit shall be equal to the Participant's accrued benefit as of December 31, 1996 as determined under the terms of the Plan in effect on December 31, 1996.

(c) Cash Balance Benefit. Effective January 1, 1997, the monthly amount of the Participant's Cash Balance Benefit shall equal the Actuarial Equivalent of the Participant's Cash Balance Account at such Participant's Normal Retirement Date.

(d) Cash Balance Account. The Cash Balance Account shall be equal to the sum of the Participant's:

          (1) initial Cash Balance Account, if any, as described in
              Section 15.4(e);

          (2) Annual Credits, if any, as described in Section 15.4(g);

          (3) Transition Credits, if any, as described in Section 15.4(h); and

          (4) Interest Credits as described in Section 15.4(i).

(e)       Initial Cash Balance Account.

          (1) The initial Cash Balance Account as of January 1, 1997, for any Nonunion Hourly Employee who was a Participant on December 31, 1996, shall be equal to the single sum value of such Participant's accrued benefit as of December 31, 1996 determined under Section 4.1 of the Plan in effect as of December 31, 1996, using the Employee's actual Benefit Service as of December 31, 1996 and an interest rate of 6.5% and mortality based upon the 1983 Group Annuity Mortality Table, with annuity values weighted 50% male and 50% female, and assuming commencement of the retirement benefit at age 65 (or later, if applicable).

          (2) The initial Cash Balance Account for any Participant whose participation begins on or after January 1, 1997, will be equal to the Annual Credit for the calendar year the Employee becomes a Participant and for the calendar year immediately preceding such year. Such Annual Credit shall be credited as of the end of the calendar year in which participation begins.

(f) Annual Accrual. A Participant's initial Cash Balance Account shall then--

          (1) increase pursuant to Section 15.4(g), each calendar year the Participant is still a Participant until benefit payments commence,

          (2) further increase pursuant to Section 15.4(h) each calendar year if such Participant is entitled to receive a Transition Credit, and

          (3)    further increase automatically each calendar year pursuant to
                 Section 15.4(i), regardless of whether the Participant is a Participant, an inactive Participant, or a former Participant, until benefit payments commence.

(g) Annual Credit. For calendar years beginning on or after January 1, 1997, the Participant's Cash Balance Account described in Section 15.4(d) shall increase by an amount equal to the Participant's Annual Credit for that calendar year. This amount shall be credited as of the last day of the calendar year (December 31), or on the date benefit payments commence, if earlier.

(h) Transition Credit. In addition, in the case of any Participant who was an Employee on December 31, 1996, such Participant will receive an annual Transition Credit, in addition to his Annual Credit. The amount of the Transition Credit will be credited as of the last day of the calendar year (December 31), or on the date benefit payments commence, if earlier. This Transition Credit will be credited each year until the number of years the Participant's Cash Balance Account receives a Transition Credit equals the number of years of Benefit Service such Participant had as of December 31, 1996 (as defined in Section 6.1 of the Plan as in effect on December 31, 1996; any partial year of Benefit Service will be rounded to a full year of Benefit Service), up to a maximum of 15 years. In no event shall any Transition Credit be credited for years beginning on or after January 1, 2012. If such Participant has a Severance from Service on or after January 1, 1997, his eligibility for a Transition Credit will end, and upon rehire, he will not be eligible to receive a Transition Credit. If such Participant is on a leave of absence from an Employer for a year and receives no Earnings during that year he will not receive a Transition Credit for that year. Notwithstanding the foregoing, Transition Credit may also be given to a Participant who was not an Employee on December 31, 1996, if deemed appropriate by the Plan Administrator and set forth in Special Benefit Schedules which may be adopted and made a part of the Plan from time to time.

(i) Interest Credit. Beginning January 1, 1997, the amount by which each Participant's Cash Balance Account described in Section 15.4(d) shall be increased until benefits commence. At the end of each calendar year, the Interest Credit shall be determined by multiplying each Participant's Cash Balance Account balance at the beginning of the calendar year by the Annual Interest Crediting Rate. The resulting Interest Credit amount shall be added to the Participant's Cash Balance Account. If benefits commence before the last day of a calendar year, the Interest Crediting Rate will be applied as a monthly nominal rate of interest to reflect the portion of the calendar year preceding the date such benefits commence.

(j) Military Leave. The Cash Balance Account of a Participant who is on a leave of absence due to service in the Armed Forces of the United States shall be credited as described in Section 15.4(f) for the period of such absence, provided that such Participant complies with all the requirements of federal law in order to be entitled to reemployment and provided further that such Participant returns to employment with an Employer within the period provided by such law.

(k)       Impact of Reemployment on Cash Balance Account.

          (1) If a Participant is reemployed and he is treated as a new Employee pursuant to Section 15.6(b) (rule of parity), his prior Cash Balance Account shall not be restored upon reemployment.

          (2) If a Participant has received a distribution of his entire Cash Balance Account, his prior Cash Balance Account shall not be restored upon reemployment.

          (3) If paragraphs (1) and (2) are not applicable and the Participant did not receive any distribution, upon reemployment, his entire Cash Balance Account shall be restored, including any amounts that may have been forfeited upon a Break in Service, including interest thereon equal to the amount of the Interest Credit in effect from the date of the forfeiture to the date of the restoration of the forfeiture.

(l) Coordination With Long-Term Disability. If a Participant is receiving benefits under a long-term disability program maintained by an Employer, the Participant shall continue to be treated as an active Participant and shall be deemed to be receiving Earnings at the rate in effect at the time he ceased to be an active Employee.

(m)       Reserved.



15.5 Amount and Manner of Payment; Optional Benefits

(a) Amount of Retirement Benefits. Subject to the provisions of Section 4.6, a Participant's monthly retirement benefit on his Early Retirement Date or Normal Retirement Date, or the retirement benefit of a Participant who is eligible for a Deferred Vested Pension in accordance with the provisions of Section 15.3(b) shall be equal to his Cash Balance Account, which is deemed to be the lump sum Actuarial Equivalent value of the Cash Balance Benefit, payable at the Participant's Normal Retirement Date.

(b) Payment of Retirement Benefits. Subject to the provisions of Section 4.6, a Participant's monthly retirement benefit on his Early Retirement Date or Normal Retirement Date, or the retirement benefit of a Participant who is eligible for a Deferred Vested Pension in accordance with the provisions of Section 15.3(b) shall be equal to his Cash Balance Account, which is deemed to be the lump sum Actuarial Equivalent value of the Cash Balance Benefit, payable at the Participant's Normal Retirement Date.



         If a Participant does not have a spouse at the time of the commencement of payment of a Normal, Early, or Deferred Vested Pension, he will receive the value of his vested Accrued Benefit in the form of a Life Annuity, as described in Section 15.5(c)(1) below, unless he elects an optional form of benefits under Section 15.5(c).



         If a Participant is married as of the date his benefits commence, he shall receive the value of his vested Accrued Benefit in the form of a Joint and

         50% Survivor Annuity, as described in Section 15.5(c)(4) below, unless he elects an optional form of benefits under Section 15.5(c), in accordance with the provisions of Section 15.5(d).

(c) Optional Forms of Retirement Benefit Payments. Subject to the written election procedures described below, a Participant may receive his Normal, Early, or Deferred Vested Pension under any of the following optional methods (all optional methods are the Actuarial Equivalent of a Life Only Annuity):

          (1) Life Only Annuity. This optional form provides a monthly annuity for the Participant's lifetime, with no further benefits being paid upon his death.

          (2) Life With 10 Years Certain Annuity. This form provides a monthly annuity for the lifetime of the Participant, and if the Participant's death occurs within a period of 10 years after the commencement date of his benefits, payment of the benefits will be continued in an amount equal to 70% of the original amount to the Beneficiary or Beneficiaries designated by the Participant for the balance of the 10-year period.

          (3) Joint And 66-2/3% Survivor Annuity. This form provides a reduced monthly annuity for the life of a Participant, with a survivor annuity for the life of the Participant's spouse, where the survivor annuity is 66-2/3% of the amount of the annuity payable during the joint lives of the Participant and the Participant's spouse.

          (4) Joint and 50% Survivor Annuity. This optional form of payment is a reduced monthly annuity for the life of a Participant, with a survivor annuity for the life of the Participant's spouse, where the survivor annuity is 50% of the amount of the annuity payable during the joint lives of the Participant and the Participant's spouse.

          (5) Single Sum Option. This optional form of payment is an immediate single sum payment equal to the Actuarial Equivalent of the Participant's Accrued Benefit or the Participant's Cash Balance Account, if greater.

          If the Participant elects to receive the value of the benefit in a single sum payment, this payment shall be in lieu of all other benefits under the Plan.



          A Participant who retires pursuant to the provisions of Sections 15.3(a) or 15.3(b), may elect an immediately payable annuity in the Normal Form.

(d) Election Procedures for Optional Retirement Benefits. In lieu of receiving benefits in the form of a Life Annuity or a Joint and 50% Survivor Annuity, the Participant may make an election to receive benefits in an optional form described in Section 15.5(c). However, such an election must be made in writing by the Participant during the election period. If he is married, the election must be consented to by the Participant's spouse and must meet the following requirements:

          (1) The spouse's consent must acknowledge the effect of such election and be witnessed by a Plan representative or a notary public. Such consent will not be required if it is established to the Committee that the required consent cannot be obtained because there is no spouse, the spouse cannot be located, or other circumstances that may be prescribed by Treasury regulations. The election may be revoked by the Participant in writing without the consent of the spouse at any time during the election period described in subparagraph (b) below. Any new election must comply with the requirements of this subparagraph (a). A former spouse's waiver shall not be binding on a new spouse.

          (2) The election period to waive the Joint and 50% Survivor Annuity shall be the 90-day period, the last day of which is the "annuity starting date". For purposes of this Section, "annuity starting date" means the first day of the first period for which an amount is received as an annuity. Any elections may not be changed after the Participant's annuity starting date.

          (3) A Participant's failure to waive the Joint and 50% Survivor Annuity will not result in a decrease in any Plan accrued benefit with respect to such Participant.

(e)       Employment After Normal Retirement Date. Subject to the provisions of
          Section 5.6, payment of the Pension of a Participant who either (a) becomes reemployed after his annuity starting date or (b) remains in employment after his Normal Retirement Date shall be suspended during each calendar month of the Participant's reemployment or continued employment during which the Participant is credited with at least 40 Hours of Service. In the case of a Participant who becomes reemployed after his annuity starting date, upon his ceasing to be employed on the basis described in the previous sentence he shall be entitled to resume receiving distribution of his Pension in accordance with the following rules: (a) payments shall resume no later than the third calendar month after the calendar month in which the Participant ceases to be so employed provided the Participant has notified the Employer of the cessation, (b) payment shall be retroactive to the day the Participant ceased such employment, (c) payment shall be in the same form as before the suspension, and (d) the pension payable upon his subsequent retirement shall be reduced by the Actuarial Equivalent of previous pension payments received prior to Normal Retirement Date. The Committee shall notify any Participant who is affected by this
          Section 15.5(e) in accordance with the notification requirements of Department of Labor Regulations Section 2530.203-3(b)(4).

(f)       Payment of Death Benefits.

          (1)    Prior to Termination of Employment.

                 (A) In the event of the death of a Participant while employed by the Employer as a salaried employee but after the date he completes 5 years of Vesting Service, his Beneficiary shall be eligible to receive a death benefit payable in the manner described below.

                 (B) If the Participant would have accrued at least 20 years of Vesting Service had he remained in the service of his Employer until his Normal Retirement Date, the amount of such death benefit shall be paid as a single sum equal to the greater of (i) and (ii):

                         (i) 36 times the Participant's monthly regular compensation (defined as base pay, excluding any bonuses, overtime, and incentive pay) for the calendar month immediately preceding the calendar month of death, and

                         (ii) the greater of:

                               (I)    the Participant's Cash Balance Account, or

                               (II) the single sum Actuarial Equivalent of the Qualified Pre-retirement Survivor Annuity that is payable under this Section 15.5(f).

                        If the Participant would have accrued less than twenty years of Vesting Service had he remained in the service of his Employer to his Normal Retirement Date, the amount of such death benefit shall be computed as provided in (A) above, reduced by 5% per year (5/12 of 1% for each full month) by which the Vesting Service which he would have accrued if he had remained in the service of his Employer to his Normal Retirement Date, is less than 20 years and shall then be reduced in the manner provided in (B) above. The amount of the death benefit, determined in this Section 15.5(f)(1)(B), shall be reduced to the extent that said death benefit, when added to the Actuarial Equivalent of the Qualified Pre-retirement Survivor Annuity, exceeds an amount equal to 100 times the projected monthly Normal Retirement Pension to which the Participant would have been entitled had he continued in his employment, at his most recent rate of Earnings, until he attained his Normal Retirement Age.

                (C) If a Participant described in (B) above had completed at least 5 years of Vesting Service and is survived by a spouse, such spouse shall be entitled to a Qualified Pre-retirement Survivor Annuity in an amount equal to the Actuarial Equivalent of the benefit which would have been payable to such spouse if the Participant had terminated employment with the Employer immediately prior to his death but survived to his Earliest Retirement Age, retired with an immediate Joint and 66-2/3% Survivor Annuity form described in Section 15.5(f) on his

                         Earliest Retirement Age, and died on the date after the day on which such Participant would have attained his Earliest Retirement Age.

                (D) Unless the Participant has elected another form of payment pursuant to Section 15.5(c), the Qualified Pre-retirement Survivor Annuity determined under (C) above shall be payable as a monthly benefit commencing on the date selected by the surviving spouse, which shall be the first day of a calendar month. In the case of a surviving spouse not electing an immediate benefit, such date shall occur no earlier than the date on which the deceased Participant would have attained his Earliest Retirement Age applicable, or the date of the Participant's death, and no later than the first day of the month next following the later of the Par ticipant's death or the date the Participant would have attained Normal Retirement Age.

                (E) The surviving spouse may elect to receive the Qualified Pre-retirement Survivor Annuity in the form of a single sum payment. Such immediate single sum payment equal to the greater of--

                         (i) the Participant's Cash Balance Account as of the first day of the calendar month preceding the date of distribution; or

                         (ii) the single sum Actuarial Equivalent of the Participant's Accrued Benefit.

          (2)    Death Benefit After Termination of Employment.

                (A) If a married Participant who has a deferred vested pension dies while not employed by the Employer and before his benefit com menced payment under Section 4.1, 4.2, 4.4, 15.4, or 15.5(a), his surviving spouse shall be eligible to receive a Qualified Pre-retirement Survivor Annuity in an amount equal to the greater of:

                         (i)   the Participant's Cash Balance Account; or

                         (ii) the single sum Actuarial Equivalent of the Qualified Pre-retirement Survivor Annuity that is payable under this Section 15.5(f).

                 (B) If an unmarried Participant who has a deferred vested pension dies while not employed by the Employer and before his benefit commenced payment under Section 15.4 or 15.5(a), his Beneficiary shall be eligible to receive a benefit, equal to the Actuarial Equivalent of the Participant's Cash Balance Account.

          (3) The death benefit payable under this Section shall be payable as a monthly benefit commencing on the date selected by the surviving spouse or the designated Beneficiary which shall be the first day of a calendar month. In the case of a surviving spouse not electing an immediate benefit, such date shall occur no earlier than the date on which the deceased Participant would have attained his Earliest Retirement Age, or the date of the Participant's death, and no later than the first day of the month next following the later of the Participant's death or the date the Participant would have attained Normal Retirement Age.



                  The surviving spouse or the designated Beneficiary may elect to receive the death benefit in the form of a immediate single sum payment. Such immediate single sum payment equal to the greater of--

                         (i) the Participant's Cash Balance Account as of the first day of the calendar month preceding the date of distribution; or

                         (ii) the single sum Actuarial Equivalent of the Participant's Accrued Benefit.

15.6 Year of Vesting Service

(a) A Participant will be credited with Years of Vesting Service for Service prior to January 1, 1997, in accordance with Section 6.2 of the Plan. For Service after December 31, 1996, a Participant will receive credit for the aggregate of all time periods commencing with the Participant's Employment Com mencement Date or Reemployment Commencement Date, and ending on the date his Period of Severance begins, subject to the limitations below:

          (1) A Participant shall not receive more than one Year of Vesting Service credit for any Plan Year irrespective of the number of Employers a Participant is employed by during such Plan Year.

          (2) An Employee may also receive Vesting Service for employment with any related entity. The Committee may determine that Service may be credited for such employment if it is credited on a uniform and nondiscriminatory basis.

          (3) A leave of absence due to service in the Armed Forces of the United States shall be included as Vesting Service under the Plan, provided that the Employee complies with all the requirements of federal law in order to be entitled to reemployment and provided further that such Employee returns to employment with the Employer within the period provided by such law.

(b)       Cancellation and Reinstatement of Service.

          (1) If a Participant terminates employment with the Employer prior to the earlier of:

                 (A)     the Participant's death, or

                 (B) the date the Participant is credited with 5 years of Vesting Service, all his Vesting Service shall be cancelled. Notwithstanding the foregoing, a Participant's right to his Accrued Benefit will be nonforfeitable upon his attainment of Normal Retirement Age.

          (2) If an Employee incurs a Severance from Service and is subsequently reemployed as an Employee, and--

          (A) if he received a lump sum distribution of the present value of his Accrued Benefit at his Severance from Service, the Years of Vesting Service he had at such date will be reinstated upon the date of his rehire, unless he is reemployed after a One-Year Break in Service, in which case his prior Years of Vesting Service will not be reinstated unless he is an Employee on the first anniversary of the date of his rehire;

          (B) if he was entitled to receive a benefit under Section 15.4 at his Severance from Service but has not received distribution of the present value of his Accrued Benefit at the date of his rehire, his benefits will be suspended in accordance with the provisions of Section 5.4 and adjusted in accordance with the provisions of Section 5.4, and the Years of Vesting Service he had at his Severance from Service will be reinstated upon the date of his rehire, unless he is reemployed after a One-Year Break in Service, in which case his prior Years of Vesting Service will not be reinstated unless he is an Employee on the first anni versary of the date of his rehire;

          (C)       if he was not entitled to receive a benefit under Section
                    15.4 at his Severance from Service and he is rehired after a 5-Year Period of Severance, the Years of Vesting Service he had at his Severance from Service will not be reinstated;

          (D)       if he was not entitled to receive a benefit under Section
                    15.4 at his Severance from Service and he is reemployed before a 5-Year Period of Severance, the Years of Vesting Service he had at his Severance from Service will be reinstated upon the date of his rehire, unless he is rehired after a One-Year Break in Service, in which case his prior Years of Vesting Service will not be reinstated unless he is an Employee on the first anniversary of the date of his rehire; or

          (E) if he is reemployed before a One-Year Break in Service and his Severance from Service resulted from resignation, discharge, or retirement, he shall receive credit (but not in excess of 12 months) for Years of Vesting Service for the period between his Severance from Service and the date of his rehire.

In Witness Whereof, United Wisconsin Services, Inc., and Blue Cross & Blue Shield United of Wisconsin, by their duly authorized officers, have caused these presents to be signed on this 27 day of February, 1998.


                                    UNITED WISCONSIN SERVICES, INC.


                                     [ILLEGIBLE]
                                   ---------------------------------------------


                                    BLUE CROSS & BLUE SHIELD UNITED OF
                                     WISCONSIN


                                     [ILLEGIBLE]
                                   ---------------------------------------------



CORPORATE SEAL
 ATTEST:


[ILLEGIBLE]
------------------------------
Secretary

Schedule A--Actuarial Assumptions

Single Sum Cash Distributions

(a) Mortality--The Unisex Pension 1984 Mortality Table, with the ages in said table set back four years.

(b) Interest--Subject to paragraph (c) of this Schedule A. The interest rates on January 1, immediately preceding the date of payment that is used by the Pension Benefit Guaranty Corporation to determine the present value of benefits for terminating plans.

(c) Minimum Actuarial Equivalent Present Value--In no event shall the Actuarial Equivalent present value of a Participant's vested Accrued Benefit be less than the greater of:

          (1) such present value determined based on the interest assumption set forth in paragraph (b) of this Schedule A, and

          (2) such present value determined based on the Applicable Interest Rate (as defined below).

         For purposes of this Schedule A, the Applicable Interest Rate shall be
         (A) if such present value does not exceed $25,000, the interest rates which would be used as of the first day of the Plan Year in which the Participant's annuity starting date occurs, by the Pension Benefit Guaranty Corporation for a trusteed single employer plan or (B) if that present value exceeds $25,000, 120% of the rate described in paragraph
         (A). In no event shall the present value determined by using the rate in paragraph (B) be less than $25,000.

Other Than Single Sum Cash Distributions

(a) Mortality--The Unisex Pension 1984 Mortality Table with the ages in said table set back four years.

(b)       Interest-- 9%.

Schedule B--Participating Employers
(As of January 1, 1993)

Blue Cross & Blue Shield United of Wisconsin
United Wisconsin Services, Inc.
United Wisconsin Insurance Company
Compcare Health Services Insurance Corporation
Take Control, Inc.
United Wisconsin Life Insurance Company
Valley Health Plan, Inc.
Meridian Resource Corporation
United Wisconsin Proservices, Inc.

(As of January 1, 1995)

Blue Cross & Blue Shield United of Wisconsin
United Wisconsin Services, Inc.
United Wisconsin Insurance Company
Compcare Health Services Insurance Corporation
  (Including West Allis Dental Group)
Meridian Managed Care, Inc. (formerly Take Control, Inc.)
United Wisconsin Life Insurance Company
Valley Health Plan, Inc.
Meridian Resource Corporation
United Wisconsin Proservices, Inc.
Meridian Marketing Services, Inc.
Hometown Insurance Services, Inc.

Schedule B--Participating Employers (cont'd.)
(As of January 1, 1997)

Blue Cross & Blue Shield United of Wisconsin
United Wisconsin Services, Inc.
United Wisconsin Insurance Company
Compcare Health Services Insurance Corporation
Meridian Managed Care, Inc. (formerly Take Control, Inc.)
Valley Health Plan, Inc.
Meridian Resource Corporation
United Wisconsin Proservices, Inc.
Meridian Marketing Services, Inc.
Hometown Insurance Services, Inc.
United Heartland, Inc.

Schedule C--Excluded Employee Groups
(As of January 1, 1993)

West Allis Dental Group (a division of Compcare Health Services
 Insurance Corporation)

(As of January 1, 1995)

HMO of Wisconsin Insurance Corporation
HMO-W, Inc.
United Heartland, Inc.

(As of January 1, 1997)

Accountable Health Plans, Inc.
Accountable Health Plan of the Carolinas, Inc.
Advance Medical Security, Inc.
American Medical Security Holdings, Inc.
American Medical Security, Inc.
AMS HMO Holdings, Inc.
AMS Provider Partnerships, Inc.
American Medical Security Health Plans, Inc.
American Medical Security Insurance Company
American Medical Security Health Plan, Inc. (DBA American Medical
  Healthcare)
Atlantic Health Plans, Inc.
CNR Health, Inc.
Community Health Plan, Inc.
Continental Plan Services, Inc.
Crescent Medical Partnerships, Inc.
HMO-W, Inc.
Nurse Healthline, Inc.
Personal Physician Care, Inc.
U&C Real Estate Partnership
United Wisconsin Life Insurance Company
Unity Health Plans Insurance Corporation (formerly HMO of
  Wisconsin Insurance Corporation)
Unity HMO of Illinois, Inc

Special Benefit Schedule No. 1

Participants Terminating Employment between March 1, 1996 and December 31, 1996.

Any Participant who was a Nonunion Hourly Employee, who terminated employment on or after March 1, 1996 and before January 1, 1997, and who did not receive a distribution of his vested prior Plan Benefit during 1996 shall receive his retirement benefit in accordance with Section 15.4 of this Plan as if he had been actively employed as of January 1, 1997. In the event any of the Participants described above are reemployed, they shall not be eligible to receive a Transition Credit.

Special Benefit Schedule No. 2
Hometown Insurance Services Employees

Pursuant to Section 1.1(jj) of the Plan, this Special Benefit Schedule is made a part of the Plan as of January 1, 1995 and supersedes any provisions of the Plan which are not consistent with this Special Benefit Schedule. The Participants covered by this Special Benefit Schedule are the Participants listed below ("Hometown Employees") who were employed by the Employer (doing business as Hometown Insurance Services) on December 31, 1994.

                                    Lisa Tranberg

1. Eligibility. A Hometown Employee shall participate in the Plan as of the later of (a) January 1, 1995 or (b) the first day of the month coincident or next following the first anniversary of his date of hire with HMO of Wisconsin Insurance Corporation, HMO-W, Inc., University Health Care, Inc., U-Care HMO, Inc., or Unity Health Plans Insurance Corporation (a "Hometown Related Employer").

2. Vesting. For purposes of determining the Years of Vesting Service pursuant to Section 15.6, the Plan shall recognize, in addition to his Service with an Employer on and after January 1, 1995, all periods of a Participant's employment with a Hometown Related Employer prior to January 1, 1995.

Special Benefit Schedule No. 3
Certain United Heartland, Inc. Employees

Pursuant to Section 1.1(jj) of the Plan, this Special Benefit Schedule is made a part of the Plan as of the Effective Date set forth below and supersedes any provisions of the Plan which are not consistent with this Special Benefit Schedule.

1. Participants Covered. This Special Benefit Schedule modifies and supplements the provisions of the Plan in connection with the determination of participation and vesting service for certain Employees of United Heartland, Inc. ("UH"). The Participants covered by this Special Benefit Schedule are the Participants who immediately prior to the Effective Date were actively employed by UH and were active participants in the United Heartland, Inc. Pension Plan ("UH Pension").

2.       Effective Date. January 1, 1997.

3. Eligibility. A participant in the UH Plan immediately prior to the Effective Date shall become a Participant in the Plan on the Effective Date. Any other employee of UH shall become eligible to participate in the Plan on the later of the Effective Date or the date such employee would otherwise become eligible to participate in accordance with the provisions of Article 2 of the Plan, taking into account such employee's service with UH prior to the Effective Date.

4. Initial Cash Balance Account. A Participant covered by this Special Benefit Schedule shall have no initial Cash Balance Account as of January 1, 1997. The initial Cash Balance Account for such participants shall be established in accordance with Section 15.4(e)(2).

5. No Transition Credits. A Participant covered by this Special Benefit Schedule shall not be eligible for, nor shall he receive, Transition Credits as described in Section 15.4(h) of this Plan.

6. Vesting. For vesting purposes hereunder, service of a Participant covered by this Special Benefit Schedule shall include service with UH, as computed under the elapsed time method used by the UH Plan.

Special Benefit Schedule No. 4
Former EDS Employees in the Medicaid Claims Processing Unit

Pursuant to Section 1.1(jj) of the Plan, this Special Benefit Schedule for certain former Electronic Data Systems Corporation ("EDS") employees is made a part of the Plan as of the Effective Date set forth below and supersedes any provisions of the Plan which are not consistent with this Special Benefit Schedule.

1. Participants Covered. This Special Benefit Schedule modifies and supplements the provisions of the Plan in connection with the determination of participation and vesting service for certain former EDS employees. The Participants covered by this Special Benefit Schedule are the Participants who immediately prior to the Effective Date were actively employed by EDS in the Medicaid Claims Processing Unit and became Employees of the Company on the Effective Date.

2.       Effective Date. January 1, 1997.

3. Eligibility. A Participant covered by this Special Benefit Schedule who was a Participant in the EDS Retirement Plan immediately prior to the Effective Date shall become a Participant in the Plan on the Effective Date. Any other employee in the Medicaid Claims Processing Unit shall become eligible to participate in the Plan on the later of the Effective Date or the date such employee would otherwise become eligible to participate in accordance with the provisions of Article 2 of the Plan, taking into account such employee's service with EDS prior to the Effective Date.

4. Initial Cash Balance Account. A Participant covered by this Special Benefit Schedule shall have no initial Cash Balance Account as of January 1, 1997. The initial Cash Balance Account for such participants shall be established in accordance with Section 15.4(e)(2).

5. No Transition Credits. A Participant covered by this Special Benefit Schedule shall not be eligible for, nor shall he receive Transition Credits as described in Section 15.4(h) of this Plan.

6. Vesting. For vesting purposes hereunder, service of a Participant covered by this Special Benefit Schedule shall include service with EDS, as computed under the method used by EDS Plan.

Special Benefit Schedule No. 5
Former EDS Employees in the Print Center

Pursuant to Section 1.1(jj) of the Plan, this Special Benefit Schedule for certain former Electronic Data Systems Corporation ("EDS") employees is made a part of the Plan as of the Effective Date set forth below and supersedes any provisions of the Plan which are not consistent with this Special Benefit Schedule.

1. Participants Covered. This Special Benefit Schedule modifies and supplements the provisions of the Plan in connection with the determination of participation and vesting service for certain former EDS employees. The Participants covered by this Special Benefit Schedule are the Participants who immediately prior to the Effective Date were actively employed by EDS in the Print Center who became Employees of the Company on the Effective Date.

2.       Effective Date. August 1, 1997.

3. Eligibility. A Participant covered by this Special Benefit Schedule who was a participant in the EDS Retirement Plan immediately prior to the Effective Date shall become a Participant in the Plan on the Effective Date. Any other employee in the Print Center shall become eligible to participate in the Plan on the later of the Effective Date or the date such employee would otherwise become eligible to participate in accordance with the provisions of Article 2 of the Plan, taking into account such employee's service with EDS prior to the Effective Date.

4. Initial Cash Balance Account. A Participant covered by this Special Benefit Schedule shall have no initial Cash Balance Account as of January 1, 1997. The initial Cash Balance Account for such participants shall be established in accordance with Section 4.1(e)(2).

5. Annual Credits. A Participant covered by this Special Benefit Schedule shall receive Annual Credits at a rate of 4% of Earnings. Annual Credits shall be determined and credited to such Participants' Cash Balance Accounts as described in Section 15.4(g) of the Plan, except as described in Section 6 of this Special Benefit Schedule.

6. 1997 Annual Credit. A Participant covered by this Special Benefit Schedule shall receive an Annual Credit for the calendar year ended December 31, 1997 in an amount equal to 4% of Earnings for the period from August 1, 1997 to December 31, 1997.

7. No Transition Credits. A Participant covered by this Special Benefit Schedule shall not be eligible for, nor shall he receive, Transition Credits as described in Section 15.4(h) of this Plan.

8. Vesting. For vesting purposes hereunder, service of a Participant covered by this Special Benefit Schedule shall include service with EDS, as computed under the method used by EDS Plan.

Special Benefit Schedule No. 6
Unity Health Plans Insurance Corporation Employees

Pursuant to Section 1.1(jj) of the Plan, this Special Benefit Schedule is made a part of the Plan as of the Effective Date set forth below and supersedes any provisions of the Plan which are not consistent with this Special Benefit Schedule.

1. Participants Covered. This Special Benefit Schedule modifies and supplements the provisions of the Plan in connection with the determination of benefit accrual, participation and vesting service for Employees of Unity Health Plans Insurance Corporation ("Unity").

2.       Effective Date. October 1, 1997.

3. Eligibility. A participant in the Unity Health Plans Insurance Corporation Retirement Plan ("Unity Plan") who was actively employed by Unity immediately prior to the Effective Date shall become a Participant in the Plan on the Effective Date. Any other Employee of Unity shall become eligible to participate in the Plan on the later of the Effective Date or the date such employee would otherwise become eligible to participate in accordance with the provisions of Article 2 of the Plan, taking into account such employee's service with Unity prior to the Effective Date.

4. Initial Cash Balance Account. A Participant covered by this Special Benefit Schedule shall have no initial Cash Balance Account as of October 1, 1997. The initial Cash Balance Account for such participants shall be established in accordance with Section 4.1(e)(2).

5. Annual Credits. A Participant covered by this Special Benefit Schedule shall receive Annual Credits at a rate of 3% of Earnings. Annual Credits shall be determined and credited to such Participants' Cash Balance Accounts as described in Section 15.4(g) of the Plan, except as described in Section 6 of this Special Benefit Schedule.

6. 1997 Annual Credit. A Participant covered by this Special Benefit Schedule shall receive an Annual Credit for the calendar year ended December 31, 1997 in an amount equal to 3% of Earnings for the period from October 1, 1997 to December 31, 1997.

7. No Transition Credits. A participant covered by this Special Benefit Schedule shall not be eligible for, nor shall he receive, Transition Credits as described in Section 15.4(h) of this Plan.

8. Vesting. For vesting purposes hereunder, service of a Participant covered by this Special Benefit Schedule shall include service with Unity, as computed under the elapsed time method used by the Unity Plan.